Exhibit 10.4
Execution Copy

AMENDED AND RESTATED EMPLOYMENT AGREEMENT
This AMENDED AND RESTATED EMPLOYMENT AGREEMENT (this “Agreement”) is made and entered into by and between Bauer Hockey, Inc., a Vermont corporation (the “Company”), and Mark J. Vendetti (the “Executive”), effective as of December 14, 2015 (the “Effective Date”).
WHEREAS, the Company desires to employ Executive and Executive desires to be employed by the Company immediately as of the Effective Date, under the terms and conditions set forth in this Agreement;
NOW, THEREFORE, in consideration of the foregoing promises and the mutual promises, terms, provisions and conditions set forth in this Agreement, the parties hereby agree as follows:
1.Term. The term of the Executive’s employment hereunder (the “Term”) shall commence on the Effective Date and shall continue until terminated in accordance with Section 4 of this Agreement.
2.    Title and Duties.
(a)    During the Term, the Executive shall serve the Company as Executive Vice President/Chief Financial Officer, or in such other position or positions as the Chief Executive Officer of the Company (the “CEO”) may designate from time to time, and shall also serve in similar positions with any Company subsidiary or Affiliate (as hereinafter defined) if designated by the Board of Directors of the Company (the “Board”) or the CEO.
(b)    During the Term, the Executive shall be employed by the Company on a full-time basis and shall perform such duties and responsibilities on behalf of the Company, its subsidiaries and its Affiliates consistent with his positions with the Company, and its subsidiaries and Affiliates and as may be designated from time to time by the Board or the CEO.
(c)    During the Term, the Executive shall devote his full business time and his best efforts, business judgment, skill and knowledge exclusively to the advancement of the business and interests of the Company and its subsidiaries and Affiliates and to the discharge of his duties and responsibilities hereunder. The Executive shall not engage in any other business activity or serve in any industry, trade, professional, governmental or academic position during the Term, except as may be expressly approved in advance by the CEO in writing.
3.    Compensation and Benefits. As compensation for all services performed by the Executive during the Term and the obligations set forth in this Agreement and subject to the terms and conditions of this Agreement, the Executive shall receive from the Company:
(a)    Base Salary. During the Term, the Company shall pay the Executive a base salary (the “Base Salary”) at the rate of $410,000 (four hundred ten thousand US dollars) per annum, payable in accordance with the normal payroll practices of the Company for its executives and subject to increase (but not decrease) from time to time by the CEO, in his/her discretion.

(b)    Annual Bonus Compensation. For each Company fiscal year during the Term, the Executive shall be eligible to receive an annual bonus under the Company’s annual bonus plan for executives (the “Annual Bonus Plan”) based on the Company’s and the Executive’s achievement of specified performance targets for each such fiscal year. The Executive’s target bonus (the “Target Bonus”) shall equal 65% (Sixty Five Percent) of the fiscal earnings payable to him for the applicable fiscal year, excluding any earnings from Bonus paid during the fiscal year. The performance targets for each fiscal year and the applicable percentage of the Target Bonus payable at specified performance thresholds each year will be set by the Compensation Committee of the Board (the “Compensation Committee”), and the Compensation Committee will determine the actual amount of annual bonus, if any, payable to the Executive hereunder in accordance with the Annual Bonus Plan (the amount of bonus for any fiscal year, the “Annual Bonus”). Except as otherwise provided herein, in order to receive an Annual Bonus for any fiscal year under this Section 3(b), the Executive must be employed by the Company for the full fiscal year. In the event that the Effective Date is after the commencement of a fiscal year, the Annual Bonus will be pro-rated for such fiscal year, with such bonus amount determined by multiplying (A) the bonus amount that would have been payable under this Section 3(b) based on performance for the entire fiscal year by (B) a fraction, the numerator of which is the number of days in such fiscal year on which the Executive was employed by the Company and the denominator of which is 365 (the “Pro-Rated Bonus”). In order to receive the pro-rated Annual Bonus, the Executive must be employed by the Company at the end of the fiscal year. For the avoidance of doubt, the Annual Bonus Plan for the fiscal year of the Company that includes the Effective Date will be that Annual Bonus Plan as in effect for the Company immediately prior to the Effective Date. To the extent an Annual Bonus is payable under any provision of this Agreement, it shall be paid in the taxable year of the Company following the taxable year with respect to which such Annual Bonus relates, and not later than the 15th day of the third month of such taxable year; provided, that it shall not be a breach of this Agreement if payment is made later in such year to the extent financial results are not available by such date so long as payment is made no later than December 31 of such year.
(c)    Equity Based Awards. Subject to Board approval, on or about the Effective Date, the Executive shall be granted equity awards (the “Awards”) by Performance Sports Group Ltd. (“PSG”) in the amount of thirty thousand (30,000) restricted stock units and ninety thousand (90,000) time based stock options under the terms and conditions of the Nonqualified Stock Option Award Agreement and Restricted Stock Unit Award Agreement attached hereto as Exhibit C and Exhibit D, respectively. If the Effective Date is within a “No Trade Period” under the Insider Trading Policy of PSG during which PSG is not allowed to grant equity awards under applicable securities laws, the Executive shall be granted the Awards within thirty (30) days after the end of such period.
(d)     Signing Bonus. The Executive shall be eligible to receive a one-time signing bonus in the amount of $25,000 (twenty-five thousand US dollars) in the first pay period following his employment with the Company. In the event the Executive voluntarily resigns his position without Good Reason (as defined in Section 4(e) below or is terminated by the Company for Cause (as defined in Section 4(c) below) (i) within the first twelve-month period after the Effective Date, the Executive shall repay to the Company 100% of the signing bonus paid to the Executive or (ii) within the second twelve-month period after the Effective Date, the Executive shall repay to the Company 50% of the signing bonus

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paid to the Executive. Executive agrees to make such repayment within sixty (60) days after the last day of his employment with the Company.
(e)     Relocation. The Executive shall be eligible for relocation benefits as outlined in the attached Exhibit B. In the event the Executive voluntarily resigns his position without Good Reason or is terminated by the Company for Cause (i) within the first twelve-month period after the Effective Date, the Executive shall repay to the Company 100% of the relocation benefits paid to the Executive or (ii) within the second twelve-month period after the Effective Date, the Executive shall repay to the Company 50% of the relocation benefits paid to the Executive. Executive agrees to make such repayment within sixty (60) days after the last day of his employment with the Company.
(f)     Paid Time-Off. During the Term, the Executive shall be entitled to four (4) weeks of paid time-off per annum in accordance with the Company’s paid time-off policy as in effect from time to time, to be taken at such times and intervals as shall be determined by the Executive and approved by the CEO, subject to the reasonable business needs of the Company.
(g)    Other Benefits. During the Term and subject to any required employee contributions, the Executive shall be eligible to participate in employee benefit plans from time to time in effect for employees of the Company generally, except to the extent any benefit plan is in a category of benefits that is provided to the Executive (but not for employees of the Company generally) under this Agreement. Such participation shall be subject to (i) the terms of the applicable plan documents, (ii) generally applicable Company policies and (iii) the discretion of the Board or any administrative or other committee provided for in such plan. The Company may alter, modify, add to or delete its employee benefit plans at any time as it, in its sole judgment, determines to be appropriate, without recourse to the Executive.
(h)    Business Expenses. The Company shall pay or reimburse the Executive for reasonable and necessary business expenses incurred or paid by the Executive in the performance of his duties and responsibilities hereunder, subject to such reasonable substantiation and documentation as may be specified by the Board or Company policy from time to time. Such reimbursements, if any, shall be payable to the Executive promptly after the submission of such reasonable substantiation and documentation and shall be subject to Section 20 of this Agreement.
4.    Termination of Employment and Severance Benefits. The Executive’s employment hereunder and the Term may be terminated under the circumstances set forth in subsections (a) through (f) below. All payments and benefits specified in this Section 4 shall be subject to Sections 5 and 20 of this Agreement.
(a)    Death. Unless sooner terminated in accordance with this Section 4, the Term shall end on the date of the Executive’s death. In the event of the Executive’s termination of employment by reason of Executive’s death, the Company shall pay or provide to the Executive’s designated beneficiary

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or, if no beneficiary has been designated by the Executive, to his estate: (i) any earned, but unpaid Base Salary through the end of the month in which his death has occurred; (ii) any unpaid Annual Bonus for the fiscal year ended prior to the fiscal year of Executive’s termination of employment (the “Prior Year Bonus”); (iii) the Pro-Rated Bonus for the fiscal year in which Executive’s termination of employment occurs; (iv) any unreimbursed business expenses (subject to the provisions of subsection 3 (g) above) and (v) any accrued and unused paid time-off. The payments referred to in clauses (i), (iv) and (v) in the immediately preceding sentence are referred to herein as the “Accrued Obligations” and shall be payable in accordance with applicable law. Each of the Prior Year Bonus and the Pro-Rated Bonus, if any, shall be payable when annual bonuses for the applicable fiscal year are paid to other senior executives of the Company. The Executive’s equity interests, if any, shall be governed by the terms of the applicable Company equity plan and the Executive’s equity agreements. The Company shall have no other or further obligation to the Executive hereunder upon the death of the Executive.
(b)    Disability.
(i)    The Company may terminate the Executive’s employment hereunder, upon notice to the Executive, in the event that the Executive becomes disabled during the Term through any illness, injury, accident or condition of either a physical or psychological nature and, as a result, is unable to perform substantially all of Executive’s material duties and responsibilities hereunder (“Disability”) for a period of (x) one hundred and twenty (120) consecutive calendar days or (y) one hundred and fifty (150) total days during any period of three hundred and sixty-five (365) consecutive calendar days. The Board may designate another employee to act in the Executive’s place during any period of the Executive’s disability.
(ii)    If any question shall arise as to whether Disability exists, the Executive may, and at the request of the Company shall, submit to a medical examination by a physician selected by the Company with the consent of the Executive (not to be unreasonably withheld) to determine whether the Executive is so disabled and such determination shall for the purposes of this Agreement be conclusive of the issue. If such question shall arise and the Executive shall fail to submit to a medical examination requested by the Company, the Company’s determination of the issue shall be binding on the Executive.
(iii)    The date of termination of employment under this Section 4(b) shall be the 10th business day following the Company’s notice to the Executive of such termination (provided he has not resumed the full-time performance of his duties hereunder by such date), which date shall be the last day of the Term. In the event of such termination of employment, the Company shall pay to the Executive: (i) the Accrued Obligations; (ii) any unpaid Prior Year Bonus; and (iii) the Pro-Rated Bonus. The Accrued Obligations shall be payable in accordance with applicable law. Each of the Prior Year Bonus and the Pro-Rated Bonus, if any, shall be payable when annual bonuses for the applicable fiscal year are paid to other senior executives of the Company. The Executive’s equity interests shall be governed by the terms of the applicable Company equity plan and the Executive’s equity agreements. The Company shall have no further obligation to the Executive hereunder in the event of Disability.
(c)    By the Company for Cause. The Company may terminate the Executive’s employment hereunder for “Cause” (as hereinafter defined) at any time upon notice to the Executive

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setting forth in reasonable detail the nature of such Cause. The following, as determined by the CEO in his/her reasonable judgment, shall constitute Cause for termination:
(i)    The Executive’s commission of any material fraud, embezzlement, theft or dishonesty, or any deliberate misappropriation of any material amount of money or other assets or property of the Company or any of its subsidiaries or Affiliates;
(ii)    The Executive’s willful failure to perform, or gross negligence in the performance of, his duties and responsibilities to the Company or any of its subsidiaries or Affiliates;
(iii)    The Executive’s material breach of any of the terms of this Agreement, Company policies (including policies such as those prohibiting harassment), or his fiduciary duties to the Company or any of its subsidiaries or Affiliates (except where the breach of fiduciary duties is caused by the Executive’s Disability and except where such breach is exculpated under the Company’s articles of incorporation); or
(iv)    The Executive’s conviction of, or plea of nolo contendere to, a felony or any other action by the Executive that has resulted, or could be reasonably expected to result, in material injury to the reputation of Executive or the business of the Company, any of its subsidiaries or Affiliates.
The date of termination for Cause shall be the date specified in the notice given by the Board to the Executive. Following termination of the Executive’s employment hereunder for Cause, the Company shall have no further obligation to the Executive hereunder for, or as a result of, the termination of Executive’s employment, other than for payment of (i) the Accrued Obligations and (ii) the Prior Year Bonus. The Accrued Obligations shall be payable under applicable law. The Prior Year Bonus, if any, shall be payable when annual bonuses for the applicable fiscal year are paid to other senior executives of the Company.
(d)    By the Company without Cause. The Company may terminate the Executive’s employment hereunder without Cause at any time upon notice to the Executive by the Board, effective as of the date specified in such notice. In the event of such termination, the Company shall have no further obligation or liability to the Executive for or as a result of the termination of Executive’s employment, other than to (i) pay the Executive the Accrued Obligations; (ii) continue to pay the Executive his Base Salary at the rate in effect on the date of termination for the period of twelve (12) months following such termination (the “Continuation Period”) in accordance with the Company’s normal payroll practices for its executives; (iii) with regard to payments made by the Executive pursuant to the Consolidated Omnibus Budget Reconciliation Act (“COBRA”), to reimburse the Executive an amount equal to the percentage of medical and dental benefits provided by the Company to the Executive at the conclusion of the Term (subject to the Executive’s timely election of continuation coverage under COBRA); (iv) pay the Executive the Annual Bonus, if any, that would otherwise have been payable to Executive under Section 3(b) of this Agreement with respect to the fiscal year of termination of employment, without regard to the timing of the termination of the Executive’s employment; (v) pay the Executive the Prior Year Bonus; and (vi) pay the Executive the Annual Bonus, pro-rated for the portion of the Continuation Period beginning after the fiscal year of termination of employment, based on the Company’s actual performance for the full

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fiscal year (collectively, the payments and benefits referred to in clauses (ii), (iii), (iv), (v) and (vi) are referred to as the “Severance Benefit”). The Accrued Obligations shall be payable in accordance with applicable law. Each of the Prior Year Bonus and the Annual Bonus, if any, shall be payable when annual bonuses for the applicable fiscal year are paid to other senior executives of the Company. The Executive’s equity interests shall be governed by the terms of the applicable Company equity plan and the Executive’s equity agreements.
(e)    By the Executive for Good Reason. The Executive may terminate Executive’s employment hereunder for “Good Reason” (as hereinafter defined) at any time upon notice to the Board setting forth in reasonable detail the nature of such Good Reason, but in no event later than ninety (90) days following the initial existence of the condition or event giving rise to Good Reason and provided that the Company shall not have corrected the situation within thirty (30) business days after such notice of Good Reason from the Executive to the Board. The following shall constitute Good Reason:
(i)    material diminution in the nature or scope of the Executive’s titles, duties, authority or reporting responsibilities, other than as is materially consistent with the Executive’s assignment to another executive position in accordance with Section 2(a) hereof, or as a result of the diminution of the business of the Company; provided, however, that a change in reporting responsibilities resulting from the direct or indirect control of the Company (or a successor corporation) by another entity or any sale or transfer of equity, property or other assets of the Company shall not constitute Good Reason;
(ii)    material failure of the Company to provide the Executive the Base Salary or Annual Bonus in accordance with the terms of Section 3 hereof;
(iii)    any material diminution in Base Salary or Target Bonus; or
(iv)    a change in the geographic location of the Executive’s principal place of performance of his services hereunder that increases his one-way commute from his primary residence at the time of such change by more than fifty (50) miles.
In the event of termination in accordance with this Section 4(e), the Company shall have no further obligation or liability to the Executive for, or as a result of, the termination of the Executive’s employment, other than to pay or provide the Executive with (i) the Accrued Obligations and (ii) the Severance Benefit. The Accrued Obligations shall be payable in accordance with applicable law. Each of the Prior Year Bonus and the Annual Bonus, if any, shall be payable when annual bonuses for the applicable fiscal year are paid to other senior executives of the Company. The Executive’s equity interests shall be governed by the terms of the applicable PSG equity plan and the Executive’s equity agreements with PSG.
(f)    By the Executive Without Good Reason. The Executive may terminate his employment hereunder at any time without Good Reason upon forty-five (45) days’ notice to the Board. In the event of termination of the Executive’s employment pursuant to this Section 4(f), the Board may elect to waive the period of notice, or any portion thereof, and, if the Board so elects, the Company shall pay the Executive his Base Salary for the notice period (or for any remaining portion of the period, as the case may be). In the event of termination of employment pursuant to this Section 4(f), the Company shall

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pay the Executive (i) the Accrued Obligations and (ii) the Prior Year Bonus. The Accrued Obligations shall be payable in accordance with applicable law. The Prior Year Bonus, if any, shall be payable when annual bonuses for the applicable fiscal year are paid to other senior executives of the Company. The Executive’s equity interests shall be governed by the terms of the applicable Company equity plan and the Executive’s equity agreements.
5.    Release; Effect of Termination. The provisions of this Section 5 shall apply to a termination of the Executive’s employment pursuant to Section 4 or otherwise.
(a)    A condition precedent to the Company’s obligations contained in each of Sections 4(d), (e), and (f) shall be the Executive’s execution and delivery of a timely and effective Release of Claims, substantially in the form attached hereto as Exhibit A (the “Release of Claims”), and the expiration of any applicable revocation period contained in such Release of Claims following the Executive’s termination of employment (the “Release Condition”). For avoidance of doubt, depending upon the Executive’s age and other relevant circumstances, the twenty-one (21) and/or forty-five (45) day provisions in paragraph 3 and the revocation provisions in paragraph 4 may be excluded from the Release of Claims. Payments and benefits of amounts which do not constitute nonqualified deferred compensation and are not subject to Section 409A (as defined below) shall commence five (5) days after the Release Condition is satisfied and payments and benefits which are subject to Section 409A shall commence on the 60th day after termination of employment (subject to further delay, if required, pursuant to Section 20 below) provided that the Release Condition is satisfied. If the Executive fails to execute and deliver the Release of Claims, or if he revokes the Release of Claims as provided therein, except for the Accrued Obligations, the Company shall have no obligation to comply with Sections 4(d), (e), or (f) of this Agreement.
(b)    Upon termination of the Executive’s employment with the Company, unless otherwise specifically provided herein, Executive’s rights to benefits and payments under any retirement, health or welfare employee benefits plan, under PSG’s equity plans (and any equity award agreements pursuant to which awards were granted thereunder) and under any other benefit plan of the Company or any subsidiary or Affiliate shall be determined in accordance with the terms and provisions of such plans; provided, however, that in light of the provisions of this Agreement, the Executive shall not be entitled to severance or termination pay under any benefit plan of the Company or any subsidiary or Affiliate in connection with the termination of Executive’s employment.
(c)    Provisions of this Agreement shall survive any termination of employment if so provided herein or if necessary or desirable to accomplish fully the purposes of such provisions, including without limitation the obligations of the Executive contained in Sections 6, 7 and 8 hereof. The obligation of the Company to pay the Severance Benefit is expressly conditioned upon the Executive’s continued full performance of obligations contained in Sections 6, 7 and 8 hereof. The Executive recognizes that, except as expressly provided herein, he shall not earn or be entitled to any compensation or benefits after the termination of Executive’s employment.
6.    Confidential Information.
(a)    The Executive acknowledges that the Company and its subsidiaries and Affiliates continually develop Confidential Information, that the Executive may develop Confidential Information

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for the Company or its subsidiaries or Affiliates and that the Executive may learn of Confidential Information during the course of Executive’s employment with the Company. The Executive will comply with the policies and procedures of the Company and its Affiliates for protecting Confidential Information and shall never disclose to any Person, or use for his own benefit or gain, any Confidential Information obtained by the Executive incident to his employment or other association with the Company or any of its subsidiaries or Affiliates, in each case except as required by applicable law, governmental or judicial process or procedure, or for the proper performance of his duties and responsibilities to the Company and its subsidiaries and Affiliates or as may be reasonably necessary for the Executive to enforce his rights hereunder or under any of his equity agreements under a Company equity plan. The Executive understands that this restriction shall continue to apply after Executive’s employment terminates, regardless of the reason for such termination, but only for as long as the Confidential Information remains confidential (other than where the Executive, in violation of the Agreement, discloses or publicizes such information).
(b)    The Executive acknowledges and agrees that all documents, records, tapes and other media of every kind and description relating to the business, present or otherwise, of the Company and its subsidiaries and Affiliates and any copies, in whole or in part, thereof (the “Documents”), whether or not prepared by the Executive, shall be the sole and exclusive property of the Company and its subsidiaries and Affiliates. The Executive shall safeguard all Documents and shall surrender to the Company at the time Executive’s employment terminates, or at such earlier time or times as the Board or its designee may specify, all Documents then in the Executive’s possession or control; provided, however, that the Executive may keep such documents that represent agreements between himself and the Company and such documents as are necessary to allow the Executive to understand, exercise and protect his rights and obligations under any agreements (including this Agreement) between himself and the Company.
7.    Assignment of Rights to Intellectual Property. The Executive shall promptly and fully disclose all Intellectual Property to the Company. The Executive hereby assigns and agrees to assign to the Company (or as otherwise directed by the Company) the Executive’s full right, title and interest in and to all Intellectual Property. The Executive agrees to execute any and all applications for domestic and foreign patents, copyrights or other proprietary rights and to do such other acts (including without limitation the execution and delivery of instruments of further assurance or confirmation) requested by the Company to assign the Intellectual Property to the Company and to permit the Company to enforce any patents, copyrights or other proprietary rights to the Intellectual Property. The Executive will not charge the Company for time spent in complying with these obligations. All copyrightable works that the Executive creates while employed by the Company hereunder shall be considered “work made for hire”.
8.    Restricted Activities. In exchange for good and valuable consideration including, without limitation, his employment by the Company and the compensation and benefits described herein and the grant of equity awards during the Term, the Executive agrees that some restrictions on his activities during and after Executive’s employment with the Company are necessary to protect the goodwill, Confidential Information and other legitimate interests of the Company and its subsidiaries and Affiliates. Accordingly, in addition to the obligations set forth in Sections 6 and 7 above,
(a)    While the Executive is employed by the Company, and through the last day of the twelve (12) month period following the termination of the Executive’s employment or, if later, the last day

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of the Continuation Period (whichever applies, the “Non-Competition Period”), the Executive shall not, whether as an owner, manager, partner, investor, consultant, agent, employee, co-venturer or otherwise, compete in any material manner with the Company or any of its subsidiaries or Affiliates in the Business anywhere in the United States, Canada, Europe, or elsewhere that the Company or any of its subsidiaries or Affiliates conducted the Business during the Term; provided that the Executive shall be permitted to own, as a passive investor, not more than 1% (one percent) of the publicly-traded securities of any Person; provided, further, that the foregoing prohibition shall not apply to any Person which competes with the Company in the Business in the United States, Canada, Europe, or elsewhere itself or through a division, subsidiary or other business unit of such Person so long as the Executive does not himself so compete and does not work or consult for, or otherwise give advice to, any division, subsidiary or business unit that does so compete. Specifically, but without limiting the foregoing, the Executive agrees not to engage in any manner in any activity that is competitive in any material manner with the Business. In addition, during the Non-Competition Period, the Executive shall not accept employment or a consulting position with any Person who is, or at any time within twelve (12) months prior to termination of the Executive’s employment was, a customer of the Company or any of its subsidiaries or Affiliates. For the purposes of this Agreement, the “Business” shall mean the designing, developing, manufacturing, producing, marketing, distributing, selling and supporting of (i) roller, ice and in-line skates; (ii) hockey equipment and apparel, namely roller, ice, in-line and street hockey equipment and apparel; (iii) lacrosse equipment and apparel; (iv) baseball and softball equipment and apparel; (v) any other line of business in which the Company or any of its subsidiaries or Affiliates, as of the date of termination of the Executive employment, is engaged; and (vi) any other line of business in which the Company or any of its subsidiaries or Affiliates, as of the date of termination of the Executive’s employment, has taken significant steps in connection with exploring or preparing to engage or, during the Non-Competition Period, has become engaged.
(b)    The Executive further agrees that during the Non-Competition Period, the Executive will not hire or attempt to hire any Person who is (or within the six months prior to the termination of Executive’s employment was) an employee of the Company or any of its subsidiaries or Affiliates, assist in or encourage such hiring by any Person, encourage any such employee to terminate his or his relationship with the Company or any of its subsidiaries or Affiliates, or solicit or encourage any Person which is (or within the six months prior to the termination of Executive’s employment was) a customer or vendor of the Company or any of its subsidiaries or Affiliates to terminate its relationship with any of them, or, in the case of such a customer, to conduct with any Person any business or activity which such customer conducts or could conduct with the Company or any of its subsidiaries or Affiliates. The Executive further agrees that during the Non-Competition Period he shall not make false, misleading or disparaging statements about the Company or its subsidiaries or Affiliates including, without limitation, their products, services, management, shareholders, employees and customers.
9.    Enforcement of Covenants. The Executive acknowledges that the Executive has carefully read and considered all the terms and conditions of this Agreement, including the restraints imposed upon him pursuant to Sections 6, 7 and 8 hereof. The Executive agrees without reservation that each of the restraints contained therein is necessary for the reasonable and proper protection of the goodwill, Confidential Information and other legitimate interests of the Company and its subsidiaries and Affiliates; that each and every one of those restraints is reasonable in respect to subject matter, length of time and geographic area; and that these restraints, individually or in the aggregate, will not prevent the Executive

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from obtaining other suitable employment during the period in which the Executive is bound by these restraints. The Executive further acknowledges that, were the Executive to breach any of the covenants contained in Sections 6, 7 or 8 hereof, the damage to the Company would be irreparable. The Executive therefore agrees that the Company, in addition to any other remedies available to it, shall be entitled to preliminary and permanent injunctive relief against any breach or threatened breach by the Executive of any of said covenants, without having to post a bond. The parties agree that, in the event that any provision of Section 6, 7 or 8 hereof shall be determined by any court of competent jurisdiction to be unenforceable by reason of its being extended over too great a time, too large a geographic area, too great a range of activities, or otherwise, such provision shall be modified to permit its enforcement to the maximum extent permitted by law. The parties further agree (a) that the Company, in its sole discretion, may waive any of the provisions in Sections 6, 7, or 8 by providing notice to the Executive and (b) that in the event of any breach of Section 8 by the Executive, the Non-Competition Period shall be extended by the period of time during which the Executive was in breach.
10. Conflicting Agreements. The Executive hereby represents and warrants that the execution of this Agreement and the performance of the Executive’s obligations hereunder will not breach or be in conflict with any other agreement to which the Executive is a party or is bound and that the Executive is not now subject to any covenants against competition or similar covenants that would affect the performance of his obligations hereunder. The Executive will not disclose to or use on behalf of the Company any proprietary information of a third party without such party’s consent.
11. Definitions. Words or phrases which are capitalized or are within quotation marks shall have the meanings provided in this Section 10 and as provided elsewhere herein. For purposes of this Agreement, the following definitions apply:
(a)    “Affiliates” means all Persons and entities directly or indirectly controlling, controlled by or under common control with the Company, where control may be by either management authority or equity interest.
(b)    “Confidential Information” means any and all information of the Company and its subsidiaries or Affiliates that is not generally known by others with whom it or they compete or do business, or with whom they plan to compete or do business and any and all information, not publicly known, which, if disclosed by the Company or its subsidiaries or Affiliates would assist in competition against it or them. Confidential Information includes without limitation such information whether in verbal form, machine-readable form, written or other tangible form, and whether designated as confidential or not, relating to (i) the development, research, testing, manufacturing, marketing and financial activities of the Company and its subsidiaries and Affiliates, (ii) the Products, (iii) the costs, sources of supply, financial performance and strategic plans of the Company and its subsidiaries and Affiliates, (iv) the identity and special needs of the customers of the Company and its subsidiaries and Affiliates (v) the Intellectual Property of the Company, its subsidiaries and Affiliates, (vi) the filing or pendency of patent applications, trade secrets, techniques, methods, styles, designs, design concepts and ideas, customer, client and vendor lists, contract factory lists, pricing information, manufacturing plans, business and marketing plans, financial information, sales information, methods of operation, manufacturing processes and methods, products, prospect lists, and other information regarding prospects

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or potential prospects or projects, concepts, data, information (including financial, accounting, and other information) relating to customers, clients, employees, agents, contractors, suppliers and distributors of the Company or any of its subsidiaries or Affiliates, (vii) the Persons with whom the Company and its subsidiaries and Affiliates otherwise have business relationships and the existence and nature of those relationships, and (viii) all printed or electronic copies of any of the foregoing, including notes, extracts and documents containing Confidential Information. Confidential Information also includes information similar to Confidential Information that the Company or any of its subsidiaries or Affiliates has received belonging to others or which was received by the Company or any of its subsidiaries or Affiliates with any understanding that it would not be disclosed. Confidential Information does not include information that is publicly known or becomes publicly known through no fault of the Executive.
(c)    “Intellectual Property” means inventions, discoveries, developments, methods, processes, compositions, works, concepts and ideas (whether or not patentable or copyrightable or constituting trade secrets) conceived, made, created, developed or reduced to practice by the Executive (whether alone or with others, whether or not during normal business hours or on or off Company premises) during the Executive’s employment that relate to the Business (as defined in Section 8), the Products or any prospective activity of the Company or any of its Affiliates.
(d)    “Person” means an individual, a corporation, an association, a partnership, an estate, a trust and any other entity or organization, other than the Company or any of its Affiliates.
(e)     “Products” mean all products planned, researched, developed, tested, manufactured, sold, licensed, leased or otherwise distributed or put into use by the Company or any of its Affiliates, together with all services provided or planned by the Company or any of its Affiliates, during the Executive’s employment.
12.     Withholding. All payments made by the Company under this Agreement shall be reduced by any tax or other amounts required to be withheld by the Company under applicable law.
13.    Parachute Payments
(a)    This Section 13 shall apply only in the case of a Statutory Change in Control (as defined below) and at a time when the Company or PSG has stock which is “readily tradeable on an established securities market or otherwise” (within the meaning of Section 280G(b)(5)(A)(ii)(I) of the Internal Revenue Code of 1986, as amended (the “Code”)). In the event it is determined that any of the payments or benefits (including, without limitation, accelerated vesting of equity rights or other benefits) otherwise payable to the Executive under this Agreement or any other plan, arrangement or agreement with the Company or any Affiliate (collectively, the “Payments”), including by reason of the Executive’s termination of employment in connection with a Change of Control or other event that constitutes a change in ownership or control of the Company as defined in Code Section 280G (a “Statutory Change in Control”) would be subject to the excise tax imposed by Code Section 4999 (the “Excise Tax”), then such Payments shall be reduced or eliminated to the extent necessary so that the aggregate Payments received by the Executive will not be subject to the Excise Tax, but only if by reason of such reduction, the net after tax benefit to the Executive exceeds the net after tax benefit to the Executive without any such reduction. “Net after tax benefit” for purposes of this Section 13 shall mean the sum of (i) the Payments to be made less (ii) the amount of federal income and employment taxes payable with respect to such Payments,

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calculated at the maximum marginal income tax rate for the year of payment (based upon the rate in effect for such year as set forth in the Code at the time of termination of the Executive’s employment) and less (iii) the amount of Excise Taxes imposed with respect to such Payments.
(b)    If a reduction in the Payments is necessary, reduction shall occur in the following order: first, a reduction of cash payments not attributable to equity awards which vest on an accelerated basis; second, the cancellation of accelerated vesting of stock awards; third, the reduction of employee benefits and fourth a reduction in any other “parachute payments” (as defined in Code Section 280G). If acceleration of vesting of stock award compensation is to be reduced, such acceleration of vesting shall be cancelled in the reverse order of the date of grant of the Executive’s stock awards unless the Executive elects in writing a different order for cancellation. The determinations with respect to this Section 13 shall be made by the Company’s regular outside accountants, and the Company shall pay the fees and expenses of such accountants.
(c)    While it is the intention of the Company and the Executive to reduce the amounts payable or distributable to the Executive hereunder only if the aggregate net after tax benefits to the Executive would thereby be increased, as a result of the uncertainty in the application of Section 4999 of the Code at the time of an initial determination hereunder, it is possible that amounts will have been paid or distributed by the Company to or for the benefit of the Executive pursuant to this Agreement which should not have been so paid or distributed (“Overpayment”) or that additional amounts which will have not been paid or distributed by the Company to or for the benefit of the Executive pursuant to this Agreement could have been so paid or distributed (“Underpayment”), in each case, consistent with the calculations hereunder. In the event that the Company’s accountants, based upon the assertion of a deficiency by the Internal Revenue Service against either the Company or the Executive which the accountants believe has a high probability of success, determine that an Overpayment has been made, then the Executive shall repay any such Overpayment to the Company within ten business days of hisr receipt of notice of such Overpayment; provided, however, that no amount shall be payable by the Executive to the Company if and to the extent such deemed payment would not either reduce the amount on which the Executive is subject to tax under Section 1 and Section 4999 of the Code or generate a refund of such taxes. In the event that the accountants, based upon controlling precedent or substantial authority, determine that an Underpayment has occurred, any such Underpayment shall be promptly paid by the Company to or for the benefit of the Executive; provided, that any such Underpayment shall constitute a payment (within the meaning of Treas. Reg. § 1.409A-2(b)(2)) separate and apart from the Payments; and provided, further that any such Underpayment shall be deemed a disputed payment (within the meaning of Treas. Reg. § 1.409A-3(g)) and shall be made no later than the end of the first taxable year of the Company in which the accounting firm determines pursuant to this Section 13(c) that such Underpayment is due.
14.    Assignment. The Executive may not make any assignment of this Agreement or any interest herein. The Company may assign its rights and obligations under this Agreement without the consent of the Executive in the event that the Company shall hereafter affect a reorganization, or consolidate with, or merge into, any other Person or transfer all or substantially all of its properties, stock, or assets to any other Person. This Agreement shall inure to the benefit of and be binding upon the Company and the Executive, their respective successors, executors, administrators, heirs and permitted assigns.

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15.    Severability. If any portion or provision of this Agreement shall to any extent be declared illegal or unenforceable by a court of competent jurisdiction, then the remainder of this Agreement, or the application of such portion or provision in circumstances other than those as to which it is so declared illegal or unenforceable, shall not be affected thereby, and each portion and provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law.
16.    Waiver. No waiver of any provision hereof shall be effective unless made in writing and signed by the waiving party. The failure of either party to require the performance of any term or obligation of this Agreement, or the waiver by either party of any breach of this Agreement, shall not prevent any subsequent enforcement of such term or obligation or be deemed a waiver of any subsequent breach.
17.    Notices. Any and all notices, requests, demands and other communications provided for by this Agreement shall be in writing and shall be effective when delivered in person or deposited in the United States mail, postage prepaid, registered or certified, and addressed to the Executive at his last known address on the books of the Company or, in the case of the Company, at its principal place of business, attention of the Chief Executive Officer, or to such other address as either party may specify by notice to the other actually received.
18.    Entire Agreement/Effective Date. This Agreement shall be effective only upon the Effective Date, and upon the Effective Date shall constitute the entire agreement between the parties and supersede and terminate all prior communications, agreements and understandings, written or oral, with respect to the terms and conditions of the Executive’s employment with the Company, PSG and their respective Affiliates.
19.    Amendment. This Agreement may be amended or modified only by a written instrument signed by the Executive and by an expressly authorized representative of the Company.
20.    Section 409A.
(a)    This Agreement is intended to satisfy the requirements of Section 409A of the Internal Revenue Code of 1986, as amended (“Section 409A”) with respect to amounts, if any, subject thereto and shall be interpreted and construed and shall be performed by the parties consistent with such intent. If either party notifies the other in writing that one or more or the provisions of this Agreement contravenes any Treasury Regulations or guidance promulgated under Section 409A or causes any amounts to be subject to interest, additional tax or penalties under Section 409A, the parties shall agree to negotiate in good faith to make amendments to this Agreement as the parties mutually agree, reasonably and in good faith are necessary or desirable, to (i) maintain to the maximum extent reasonably practicable the original intent of the applicable provisions without violating the provisions of Section 409A or increasing the costs to the Company of providing the applicable benefit or payment and (ii) to the extent possible, to avoid the imposition of any interest, additional tax or other penalties under Section 409A upon the parties.
(b)    To the extent the Executive would otherwise be entitled to any payment or benefit under this Agreement, or any plan or arrangement of the Company or its Affiliates, that constitutes a “deferral of compensation” subject to Section 409A and that if paid during the six (6) months beginning

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on the date of termination of the Executive’s employment would be subject to the Section 409A additional tax because the Executive is a “specified employee” (within the meaning of Section 409A and as determined by the Company), the payment or benefit will be paid or provided to the Executive on the first day following the six (6) month anniversary of the Executive’s termination of employment or, if earlier, the Executive’s date of death.
(c)    Any payment or benefit due upon a termination of the Executive’s employment that represents a “deferral of compensation” within the meaning of Section 409A shall be paid or provided to the Executive only upon a “separation from service” as defined in Treas. Reg. § 1.409A-1(h). Each payment made under this Agreement shall be deemed to be a separate payment for purposes of Section 409A. Amounts payable under this Agreement shall be deemed not to be a “deferral of compensation” subject to Section 409A to the extent provided in the exceptions in Treasury Regulation §§ 1.409A-1(b)(4) (“short-term deferrals”) and (b)(9) (“separation pay plans,” including the exception under subparagraph (iii)) and other applicable provisions of Treasury Regulation § 1.409A-1 through A-6. To the extent an Annual Bonus is payable under any provision of this Agreement, it shall be paid in the taxable year of the Company following the taxable year with respect to which such Annual Bonus relates, and not later than the 15th day of the third month of such taxable year; provided, that it shall not be a breach of this Agreement if payment is made later in such year to the extent financial results are not available by such date so long as payment is made no later than December 31 of such year.
(d)    Notwithstanding anything to the contrary in Agreement, any payment or benefit under this Agreement or otherwise that is exempt from Section 409A pursuant to Treasury Regulation § 1.409A-1(b)(9)(v)(A) or (C) (relating to certain reimbursements and in-kind benefits) shall be paid or provided to the Executive only to the extent that the expenses are not incurred, or the benefits are not provided, beyond the last day of the second calendar year following the calendar year in which the Executive’s “separation from service” occurs; and provided further that such expenses are reimbursed no later than the last day of the third calendar year following the calendar year in which the Executive’s “separation from service” occurs.  To the extent any expense reimbursement or the provision of any in-kind benefit is determined to be subject to Section 409A (and not exempt pursuant to the prior sentence or otherwise), the amount of any such expenses eligible for reimbursement, or the provision of any in-kind benefit, in one calendar year shall not affect provision of in-kind benefits or expenses eligible for reimbursement in any other calendar year (except for any life-time or other aggregate limitation applicable to medical expenses), and in no event shall any expenses be reimbursed after the last day of the calendar year following the calendar year in which the Executive incurred such expenses, and in no event shall any right to reimbursement or the provision of any in-kind benefit be subject to liquidation or exchange for another benefit. Any reimbursement of tax preparer fees and expenses incurred due to a tax audit addressing the existence or amount of a tax liability shall be made by the end of the Executive’s taxable year following the Executive’s taxable year in which the taxes that are subject of the audit are remitted to the taxing authority or, if as a result of such audit no taxes are remitted, by the end of the Executive’s taxable year in which the audit is completed.
21.    Headings. The headings and captions in this Agreement are for convenience only and in no way define or describe the scope or content of any provision of this Agreement.

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22.    Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be an original and all of which together shall constitute one and the same instrument.
23.    Governing Law. This is a New Hampshire contract and shall be construed and enforced under and be governed in all respects by the laws of the State of New Hampshire, without regard to the conflict of laws principles thereof.
24.    Arbitration. Except as expressly set forth in this Section, in the event any dispute should arise between the parties with respect to any of the terms and conditions of this Agreement and/or the Executive’s employment with the Company, the parties agree that any and all controversies, claims or disputes between them, including but not limited to any complaint, charge or cause of action arising under federal, state or local laws pertaining to employment, including the Age Discrimination in Employment Act of 1967 (the “ADEA,” a law which prohibits discrimination on the basis of age), the National Labor Relations Act, the Civil Rights Act of 1991, the Americans with Disabilities Act of 1990, Title VII of the Civil Rights Act of 1964, all as amended, and all other federal, state and local laws and regulations relating to employment, compensation or related benefits, shall be submitted to final and binding arbitration, to be held in Boston, Massachusetts and administered by the American Arbitration Association (“AAA”). Any arbitration shall be subject to the provisions of Chapter 542 of the New Hampshire Revised Statutes and conducted pursuant to AAA’s Employment Arbitration Rules (the “Arbitration Rules”). Issues of arbitrability shall be governed by the Federal Arbitration Act, 9 U.S.C. §§ 1-16, and not state law.
The arbitration shall be conducted before a single neutral arbitrator appointed in accordance with the Arbitration Rules. The arbitrator may award any form of remedy or relief that would otherwise be available in court (including equitable relief such as injunctions, temporary restraining orders, etc.), consistent with applicable law. Any award pursuant to said arbitration shall be accompanied by a detailed written opinion of the arbitrator setting forth the reason for the award.
The Executive knows that options other than arbitration, such as state and federal administrative and judicial remedies, are available to resolve any discrimination claim and, despite such knowledge, the Executive agrees to arbitrate all claims pursuant to this Section. The Executive understands that by signing this Agreement, he is waiving, and will forever be precluded from asserting, his right to utilize statutory administrative procedures and to seek judicial remedies with respect to such claims. The parties agree not to institute any litigation or proceedings against each other in connection with this Agreement except as provided in this Section, provided, however, that either Party shall have the right to seek injunctive relief or other provisional remedies exclusively in any federal or state court of competent jurisdiction in the State of New Hampshire, and both parties consent to the exclusive jurisdiction of the state and federal courts of New Hampshire for such purposes. Notwithstanding the foregoing, nothing in this Section shall be construed to preclude the Executive from participating or cooperating in any investigation or proceeding conducted by the New Hampshire Commission for Human Rights, the Equal Employment Opportunity Commission or any other administrative agency. However, in the event that a charge or complaint is filed against the Company with any administrative agency or in the event of an authorized investigation, charge or lawsuit filed against the Company by any administrative agency, the Executive expressly waives and shall not accept any award or damages from such a proceeding but instead will pursue any claim for such damages in an arbitration proceeding as set forth in this Section.

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25.    Dollar Amounts. All monetary figures in this Agreement shall be in United States dollars.

[signature page follows]

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IN WITNESS WHEREOF, this Agreement has been executed by the Company, by its duly authorized representative, and by the Executive, as of the date first above written.

/s/ Mark J. Vendetti        BAUER HOCKEY, INC.

Mark J. Vendetti        By: /s/ Angela Bass

Title: EVP Global Human Resources

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EXHIBIT A
RELEASE OF CLAIMS

1.	Release of Claims
In partial consideration of the payments and benefits described in Section 4 of the Employment Agreement (the “Employment Agreement”) effective as of __________________, by and between [______] (“Executive”) and Bauer Hockey, Inc., a Vermont corporation (the “Company”), to which Executive agrees Executive is not entitled until and unless Executive executes this Release, Executive, for and on behalf of Executive and Executive’s heirs and assigns, subject to the last sentence of this Section 1, hereby waives and releases any employment, compensation or benefit-related common law, statutory or other complaints, claims, charges or causes of action of any kind whatsoever, both known and unknown, in law or in equity, which Executive ever had, now has or may have against the Company and its affiliates and their respective shareholders, subsidiaries, successors, assigns, trustees, directors, officers, limited and general partners, managers, joint venturers, members, employees or agents (collectively, the “Releasees”) by reason of facts or omissions which have occurred on or prior to the date that Executive signs this Release (the “Employment Claims”), including, without limitation, any complaint, charge or cause of action arising under federal, state or local laws pertaining to employment, including the Age Discrimination in Employment Act of 1967 (the “ADEA,” a law which prohibits discrimination on the basis of age), the National Labor Relations Act, the Civil Rights Act of 1991, the Americans with Disabilities Act of 1990, Title VII of the Civil Rights Act of 1964, all as amended, and all other federal, state and local laws and regulations relating to employment, compensation or related benefits. By signing this Release, Executive acknowledges that Executive intends to waive and release any rights known or unknown that he may have against the Releasees under these and any other laws relating to employment, compensation or related benefits. Notwithstanding the foregoing, Executive does not release, discharge or waive, and the term “Employment Claims” shall not include: (i) any claims or causes of action arising under or related to any failure by person or entity to perform or fulfill any obligation owed to Executive on or after the date hereof under the Employment Agreement or the terms of any equity award agreement, including without limitation any obligation under Section 4(d), (e) or (f) of the Employment Agreement (as applicable); or (ii) any claims or rights to indemnification that Executive may have under the certificate of incorporation, the by-laws or equivalent governing documents of the Company or its subsidiaries or affiliates, the laws of the State of Vermont or any other state of which any subsidiary or affiliate of the Company is a domiciliary, or any indemnification agreement between Executive and the Company, or any rights to insurance coverage under any directors’ and officers’ personal liability or fiduciary insurance policy; or (iii) any claims to vested benefits.

2.	Proceedings
Executive acknowledges that the Executive has not filed any complaint, charge, claim or proceeding, if any, against any of the Releasees before any local, state or federal agency, court or other body (each individually a “Proceeding”). Executive represents that the Executive is not aware of any basis on which such a Proceeding could reasonably be instituted. Executive (i) acknowledges that the Executive will not initiate or cause to be initiated on the Executive’s behalf any Proceeding regarding Employment Claims and will not participate in any Proceeding regarding Employment Claims, in each case, except as required by law and (ii) waives any right the Executive may have to benefit in any manner from any relief (whether monetary or otherwise) arising out of any Proceeding regarding Employment Claims, including any Proceeding regarding Employment Claims conducted by the Equal Employment Opportunity Commission (the “EEOC”) or the New Hampshire Commission for Human Rights. Further, Executive understands that, by executing this Release, the Executive will be limiting the availability of certain remedies that the Executive may have against the Company and limiting also the Executive’s ability to pursue certain claims against the Releasees. Notwithstanding the above, nothing in Section 1 of this Release shall prevent Executive from (i) initiating or causing to be initiated on the Executive’s behalf any complaint, charge, claim or proceeding against the Company before any local, state or federal agency, court or other body challenging the validity of the waiver of the Executive’s claims under the ADEA contained in Section 1 of this Release (but no other portion of such waiver) or (ii) initiating or participating in an investigation or proceeding conducted by the EEOC or any state fair employment practices agency.

3.	Time to Consider
Executive acknowledges that he has been advised that the Executive has [twenty-one (21)] [forty-five (45)] days from the date of receipt of this Release to consider all the provisions of this Release and, should the Executive execute this release prior to [twenty-one (21)] [forty-five (45)] days from the date of receipt of this Release, the Executive does hereby knowingly and voluntarily waive said given [twenty-one (21)] [forty-five (45)] day period. EXECUTIVE FURTHER ACKNOWLEDGES THAT THE EXECUTIVE HAS READ THIS RELEASE CAREFULLY, HAS BEEN ADVISED BY THE COMPANY TO, AND HAS IN FACT, CONSULTED AN ATTORNEY, AND FULLY UNDERSTANDS THAT BY SIGNING BELOW THE EXECUTIVE IS GIVING UP CERTAIN RIGHTS WHICH THE EXECUTIVE MAY HAVE TO SUE OR ASSERT A CLAIM AGAINST ANY OF THE RELEASEES, AS DESCRIBED IN SECTION 1 OF THIS RELEASE AND THE OTHER PROVISIONS HEREOF. EXECUTIVE ACKNOWLEDGES THAT THE EXECUTIVE HAS NOT BEEN FORCED OR PRESSURED IN ANY MANNER WHATSOEVER TO SIGN THIS RELEASE, AND EXECUTIVE AGREES TO ALL OF ITS TERMS VOLUNTARILY.

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4.	Revocation
Executive hereby acknowledges and understands that Executive shall have seven (7) days from the date of the Executive’s execution of this Release to revoke this Release (including, without limitation, any and all claims arising under the ADEA) and that neither the Company nor any other person is obligated to provide any benefits to Executive pursuant to Section 4 of the Employment Agreement until eight (8) days have passed since Executive’s signing of this Release without Executive having revoked this Release, in which event the Company immediately shall arrange and/or pay for any such benefits otherwise attributable to said eight-(8) day period, consistent with the terms of the Employment Agreement. If Executive fails to execute this Release within [twenty-one (21)] [forty-five (45)] days from the date of receipt of this Release or the Executive revokes this Release within seven (7) days of the Executive’s execution of this Release, Executive will be deemed not to have accepted the terms of this Release and will not be due any consideration referenced in the Employment Agreement dependent upon, or the result of, Executive’s execution of this Release, and no action will be required of the Company under this Release, including without limitation any release by the Company of claims against the Executive. The Executive’s failure to execute this release within [twenty-one (21)] [forty-five (45)] days from the date of receipt of this Release, or his revocation of this Release within seven (7) days of his execution of this Release, will not relieve the Executive of any obligations set forth in the Employment Agreement.

5.	No Admission
This Release does not constitute an admission of liability or wrongdoing of any kind by Executive or the Company.

6.	General Provisions
A failure of any of the Releasees to insist on strict compliance with any provision of this Release shall not be deemed a waiver of such provision or any other provision hereof. If any provision of this Release is determined to be so broad as to be unenforceable, such provision shall be interpreted to be only so broad as is enforceable, and in the event that any provision is determined to be entirely unenforceable, such provision shall be deemed severable, such that all other provisions of this Release shall remain valid and binding upon Executive and the Releasees.

7.	Governing Law
The validity, interpretations, construction and performance of this Release shall be governed by the laws of the State of New Hampshire without giving effect to conflict of laws principles.
IN WITNESS WHEREOF, Executive has hereunto set Executive’s hand as of the day and year set forth opposite his signature below.

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________________________        __________________________
DATE                        [_________]

In consideration of the Executive’s acceptance of this Release and his meeting in full his obligations under it, the Company hereby releases and forever discharges the Executive, the Executive’s heirs, assigns, executors, administrators and representatives, and all others connected with the Executive, from any and all complaints, claims, charges or causes of action of any kind whatsoever which the Company has had in the past, has or might have against the Executive that are in any way related to, arising out of or connected with the Executive’s employment by the Company and that are known to the Company’s Chairman of the Board as of the date this Release is signed on behalf of the Company.
Bauer Hockey, Inc.
________________________        __________________________
DATE                        Name:
                        Title:

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EXHIBIT B

Relocation Benefit Summary

Executive: Mark Vendetti, EVP/Chief Financial Officer

Benefit	Definition
House Hunting Trip	Covers two trips, up to four days in duration each with spouse included. Includes the travel costs, meals, and transportation.
Moving of Household Goods	Covers packing, moving and unpacking costs of reasonable household goods [1]. Includes moving of one vehicle
En route expenses	Covers reimbursement for travel, meals, and lodging for the family on their way to their new destination.
Temporary Housing	Up to 3-months of temporary housing
Realtor's fees and closing costs	Includes closing costs, points, and realtor fees (typically 6 percent of the sale price) for the sale of Executive's primary residence; based on actual fees and capped at a maximum of $100,000
Relocation Assistance	Our selected 3rd party agency will work with employee to support employees housing needs, area tours, schools, mortgages, and other necessary information to make a relocation decision.
Overall Maximum	Relocation benefits in total shall not exceed $125,000

[1] Excludes flammable liquids, personal jewelry, high cost items such as wine collections and fine art collections

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EXHIBIT C

See attached Nonqualified Stock Option Award Agreement

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Exhibit C
Performance Sports Group Ltd.
Nonqualified Stock Option Award Agreement Mark J. Vendetti

This Nonqualified Stock Option Award Agreement (this "Agreement"), dated as of January 18, 2016 (the "Date of Grant"), is made by and between Performance Sports Group Ltd., a corporation organized under the laws of British Columbia, Canada (the "Company"), and Mark J. Vendetti (the "Grantee").
WHEREAS, the Company wishes to afford the Grantee the opportunity to purchase its common shares ("Common Shares");

WHEREAS, the Committee (as defined in Section 9) has determined that it is in the best interests of the Company to grant to the Grantee the nonqualified Option provided for herein, subject to the terms set forth herein; and

WHEREAS, the grant of the nonqualified Option provided for herein is intended to constitute an "employment inducement award" in accordance with NYSE rules and Section 613(c) of the TSX Company Manual and is offered as a material inducement to the Grantee in connection with the Company's hiring of the Grantee as its Executive Vice President/Chief Financial Officer.

NOW, THEREFORE, for and in consideration of the premises and the mutual covenants of the parties contained in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, for themselves and for their successors and assigns, hereby agree as follows:

1.    Grant of Option. The Company hereby grants to the Grantee an Option (the "Option") to purchase 90,000 Common Shares (the "Option Shares"), on the terms and conditions set forth in this Agreement (the "Award"). The Option is not intended to qualify as an incentive stock option under Section 422 of the Code. The "Exercise Price," being the price at which the Grantee shall be entitled to purchase the Option Shares upon the exercise of all or any portion of the Option, shall be $[EXERCISE PRICE] per Option Share, being the Fair Market Value per Option Share on the last trading day immediately prior to the Date of Grant. Any modification to the Exercise Price of this Option shall be subject to the prohibition on repricing set forth in Section 13(b) of this Agreement.

2.    Vesting; Exercisability; Forfeiture. The Option shall become vested and exercisable in 25% cumulative installments on each of the first four anniversaries of the Date of Grant (each, a "Vesting Date"), provided that the Grantee remains continuously engaged in active service by the Company or one of its Affiliates from the Date of Grant through such Vesting Date. In the event that the Grantee's continuous service is terminated by the Company or by the Grantee for any reason, the Grantee shall forfeit the unvested portion of the Option as of the Grantee's Termination Date (as defined below).

Method of Exercise; Tax Withholding.

(a)    The Grantee may exercise the vested and exercisable portion of the Option, in whole or in part, by notifying the Company in writing of the number of whole Option Shares to be purchased thereunder and delivering with such notice an amount in cash (or certified check, wire transfer, or bank draft) equal to the aggregate Exercise Price for such number of Common Shares. The Grantee may also exercise the Option, if permitted by the Committee at the time of exercise, by means of (i) a "net exercise" procedure effected by the Grantee's surrender of such Option and the Company's withholding the minimum number of Common Shares otherwise deliverable in respect of the Option having a Fair Market Value (as defined in Section 9) equal to the amount needed to pay for the aggregate Exercise Price for such Common Shares and all applicable required withholding taxes (the "Required Withholding Shares"); provided that the number of Common Shares so withheld to satisfy any applicable withholding and employment taxes shall not have an aggregate Fair Market Value on the date of such withholding in excess of the applicable minimum required withholding obligation, or (ii) a broker-assisted "cashless exercise" pursuant to which the Company or its designee (including third-party administrators) is delivered a copy of irrevocable instructions to a stockbroker to sell the Required Withholding Shares and to deliver promptly to the Company an amount equal to the aggregate Exercise Price for such Common Shares and all applicable required withholding taxes.

(b)    The Company shall be entitled to require, as a condition to the exercise of the Option, that the Grantee remit an amount in cash or, in the discretion of the Company, Common Shares or other property having a Fair Market Value sufficient to satisfy all federal, provincial, state, and local or other applicable withholding and employment taxes relating thereto. In addition, the Company shall have the right and is hereby authorized to withhold from the Common Shares otherwise deliverable upon exercise of the Option, or from any compensation or other amount owing to the Grantee, the amount (in cash or, in the discretion of the Company, Common Shares or other property) of any applicable withholding and employment taxes in respect of the exercise of the Option and to take such other action as may be necessary in the discretion of the Company to satisfy all obligations for the payment of such taxes.

(c)    Notwithstanding the foregoing, in no event shall the Grantee be permitted to exercise an Option in a manner that the Committee determines would violate the Sarbanes-Oxley Act of 2002, or any other applicable law (including the applicable rules and regulations of the Securities and Exchange Commission) or the applicable rules of the NYSE, the TSX, or any other national securities exchange on which the Company has applied to list or quote its Common Shares.

4.    Expiration. In no event shall any portion of the Option be exercisable after the tenth anniversary of the Date of Grant (the "Option Period"); provided, however, that, in the event the Option Period would expire at a time when trading in the Common Shares is prohibited by the Company's insider trading policy or a Company-imposed "blackout period," in which case the Option Period shall be extended automatically until the 10th day following the expiration of such prohibition (so long as such extension shall not violate Section 409A of the Code or applicable rules of the NYSE, the TSX, or any other national securities exchange on which the Company has applied to list or quote its Common Shares). The Option is subject to earlier cancellation, termination, or expiration as set forth herein.

5.    Termination of Employment.

(a)    Termination of Employment by the Company without Cause or by the Grantee for any Reason. If, prior to the end of the Option Period, the Grantee's employment with the Company and its Affiliates is terminated by the Company without Cause, or by the Grantee for any reason, the vested portion of the Option shall expire on the earlier of (x) the last day of the Option Period and (y) the 90th day following the Termination Date. For the purposes of this Agreement, the Grantee's employment shall be considered to have terminated effective on the last day of the Grantee's actual and active employment with the Company or Affiliate, whether such day is selected by agreement with the individual, or unilaterally by the Grantee or the Company or Affiliate, and whether with or without advance notice to the Grantee. For the avoidance of doubt, no period of notice or pay in lieu of notice that is given or that ought to have been given under applicable law in respect of such termination of employment that follows or is in respect of a period after the Grantee's actual last day of actual and active employment shall be considered as extending the Grantee's period of employment for the purposes of determining his entitlement hereunder (collectively referred to herein as the "Termination Date").

(b)    Termination of Employment or due to Death or Disability. If, prior to the end of the Option Period, the Grantee's employment with the Company and its Affiliates is terminated due to the Grantee's death or Disability, the vested portion of the Option shall expire on the earlier of (x) the last day of the Option Period and (y) the first anniversary of such Termination Date.

(c)    Termination of Employment for Cause. If, prior to the end of the Option Period the Grantee's employment with the Company and its Affiliates is terminated by the Company or one of its Affiliates for Cause, the unvested and vested portion of the Option shall be canceled immediately on the Termination Date and the Grantee shall immediately forfeit all rights to the Option Shares subject to the Option.

6.    Rights as a Shareholder. The Grantee shall not be deemed for any purpose, nor shall the Grantee have any of the rights or privileges of, a shareholder of the Company in respect of any Option Shares unless and until (i) such Option shall have been exercised pursuant to the terms hereof, and (ii) the Company shall have issued and delivered such Option

Shares to the Grantee. The Company shall cause the actions described in clause (ii) of the preceding sentence to occur promptly following exercise as contemplated by this Agreement, subject to compliance with applicable laws.

7.    Compliance with Legal Requirements. The granting and exercising of the Option, and any other obligations of the Company under this Agreement, shall be subject to all applicable federal, state, provincial, and local laws, rules, and regulations and to such approvals by any regulatory or governmental agency (including stock exchanges) as may be required. The Committee shall have the right to impose such restrictions on the Option as it deems reasonably necessary or advisable under applicable securities laws and the rules and regulations of any national securities exchange on which the Company has applied to list or quote its Common Shares from time to time.

8.	Clawback/Forfeiture.

(a)    The Option and the Option Shares shall be subject to clawback, forfeiture, or similar consequences as described in this Section 8(a) for the reasons described in Section 8(b). In the case of an event described in subsection (b), the Grantee will forfeit any compensation, gain, or other value realized thereafter on the vesting or settlement of this Award, the sale or other transfer of this Award, or the sale of Common Shares acquired in respect of this Award, and must promptly repay such amounts to the Company, and this Award and any other equity awards held by the Grantee shall terminate. Further, to the extent required by applicable law (including, without limitation, Section 304 of the Sarbanes-Oxley Act and Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act) and/or the rules and regulations of NYSE or any other national securities exchange on which the Company has applied to list or quote its Common Shares, or if so required pursuant to a written policy adopted by the Company, this Award shall be subject (including on a retroactive basis) to clawback, forfeiture, or similar requirements (and such requirements shall be deemed incorporated by reference into this Agreement).

(b)    (i) If the Grantee engages in activity that is in conflict with or adverse to the interests of the Company or any of its Affiliates (as defined in Section 9) at any time, or during a specified time period, including fraud or conduct contributing to any financial restatements or irregularities, or if the Grantee violates a noncompete, nonsolicit, nondisclosure, or nondisparagement covenant or agreement with the Company or any of its Affiliates, or if the Grantee violates any other policy, procedure, or rule applicable to the Grantee in a manner that adversely affects or could reasonably be expected to adversely affect the business or reputation of the Company or any of its Affiliates, or if the Grantee's employment or service is terminated for Cause; and/or (ii) if the Grantee receives any amount in excess of what the Grantee should have received under the terms of this Award for any reason (including without limitation by reason of a financial restatement, mistake in calculations, or other administrative error), all as determined by the Committee, then the Grantee shall be required to promptly repay any such excess amount to the Company. In addition, the Company shall retain the right to bring an action at equity or law to enjoin the Grantee's activity and recover damages resulting from such activity.

9.    Definitions. Words or phrases that are initially capitalized or are within quotation marks shall have the meanings provided in this Section 9 and as provided elsewhere herein. For purposes of this Agreement, the following definitions apply:

(a)    "Affiliate" means (i) any person or entity that directly or indirectly controls, is controlled by, or is under common control with the Company and (ii) to the extent provided by the Committee, any person or entity in which the Company has a significant interest. The term "control" (including, with correlative meaning, the terms "controlled by" and "under common control with"), as applied to any person or entity, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such person or entity, whether through the ownership of voting or other securities, by contract, or otherwise.

(b)    "Beneficial Ownership" has the meaning set forth in Rule 13d-3 promulgated under Section 13 of the U.S. Exchange Act.

(c)	"Board" means the Board of Directors of the Company.

(d)    "Canadian Securities Laws" means, collectively, the applicable securities laws of each of the provinces and territories of Canada, including the respective regulations and rules made under those securities laws.

(e)    "Cause" means, as determined by the Chief Executive Officer of the Company in his/her reasonable judgment, (i) the Grantee's commission of any material fraud, embezzlement, theft or dishonesty, or any deliberate misappropriation of any material amount of money or other assets or property of the Company or any of its subsidiaries or Affiliates; (ii) the Grantee's willful failure to perform, or gross negligence in the performance of, his duties and responsibilities to the Company or any of its subsidiaries or Affiliates; (iii) the Grantee's material breach of any of the terms of his employment agreement, Company policies (including policies such as those prohibiting harassment), or his fiduciary duties to the Company or any of its subsidiaries or Affiliates (except where the breach of fiduciary duties is caused by the Grantee's Disability and except where such breach is exculpated under the Company's articles of incorporation); or (iv) the Grantee's conviction of, or plea of nolo contendere to, a felony or any other action by the Grantee that has resulted, or could be reasonably expected to result, in material injury to the reputation of the Grantee or the business of the Company, any of its subsidiaries or Affiliates.

(f)    "Change in Control" means, unless any employment or service agreement between the Grantee and the Company or an Affiliate states otherwise, the first to occur of any of the following events:

(i)    the acquisition by any Person or related "group" (as such term is used in Sections 13(d) and 14(d) of the U.S Exchange Act) of Persons, or Persons acting jointly or in concert, of Beneficial Ownership (including control or direction) of 50% or more (on a fully diluted basis) of either (A) the then-outstanding Common Shares, including Common Shares issuable upon the exercise of options, Awards or warrants, the conversion of convertible stock or debt, and the exercise of any similar right to acquire such Common Shares (the "Outstanding Company Common Shares"); or (B) the combined voting power of the then-outstanding voting securities of the Company entitled to vote in the election of directors (the "Outstanding Company Voting Securities"); but excluding any acquisition by the Company or any of its Affiliates or by any employee benefit plan sponsored or maintained by the Company or any of its Affiliates;

(ii)    a change in the composition of the Board such that members of the Board during any consecutive 12-month period (the "Incumbent Directors") cease to constitute a majority of the Board. Any person becoming a director through election or nomination for election approved by a valid vote of at least two thirds of the Incumbent Directors shall be an Incumbent Director; provided, however, that no individual becoming a director as a result of an actual or threatened election contest, as such terms are used in Rule 14a-12 of Regulation 14A promulgated under the U.S Exchange Act, or as a result of any other actual or threatened solicitation of proxies or consents by or on behalf of any person other than the Board shall be an Incumbent Director;

(iii)    the approval by the shareholders of the Company of a plan of complete dissolution or liquidation of the Company; and
(iv)    the consummation of a reorganization, recapitalization, merger, amalgamation, consolidation, statutory share exchange, or similar form of corporate transaction involving the Company (a "Business Combination"), or sale, transfer, or other disposition of all or substantially all of the business or assets of the Company to an entity that is not an Affiliate of the Company (a "Sale"), unless immediately following such Business Combination or Sale: (A) more than 50% of the total voting power of the entity resulting from such Business Combination or the entity that acquired all or substantially all of the business or assets of the Company in such Sale (in either case, the "Surviving Company"), or the ultimate parent entity that has Beneficial Ownership of sufficient voting power to elect a majority of the board of directors (or analogous governing body) of the Surviving Company (the "Parent Company"), is represented by the Outstanding Company Voting Securities that were outstanding immediately prior to such Business Combination or Sale (or, if applicable, is represented by shares into which the Outstanding Company Voting Securities were converted pursuant to such Business Combination or Sale) and such voting power among the holders thereof is in substantially the same proportion as the voting power of the Outstanding Company Voting Securities among the holders thereof immediately prior to the Business Combination or Sale and

(B) no Person (other than any employee benefit plan sponsored or maintained by the Surviving Company or the Parent Company) is or becomes the beneficial owner, directly or indirectly, of 50% or more of the total voting power of the outstanding voting securities eligible to elect members of the board of directors (or the analogous governing body) of the Parent Company (or, if there is no Parent Company, the Surviving Company); provided, that no Person or group shall be treated for purposes of this Section 9(:f)(iv)(B) as having Beneficial Ownership of 50% or more of such total voting power solely as a result of the voting power held in the Company prior to the consummation of the Business Combination or Sale.

(g)    "Code" means the U.S. Internal Revenue Code of 1986, as amended, and any successor thereto. References to any section of the Code shall be deemed to include any regulations or other interpretative guidance under such section, and any amendments or successors thereto.

(h)    "Committee" means the Compensation Committee of the Board or subcommittee thereof if required to comply with Rule 16b-3 promulgated under the U.S. Exchange Act in respect of Awards or, if no such Compensation Committee or subcommittee thereof exists, or if the Board otherwise takes action hereunder on behalf of the Committee, the Board.

(i)    "Common Shares" means the common shares of the Company (and any share or other securities into which such shares may be converted or into which it may be exchanged).

(j)    "Disability" means any illness, injury, accident or condition of either a physical or psychological nature and, as a result, is unable to perform substantially all of the Grantee's material duties and responsibilities under his employment agreement for a period of (x) one hundred and twenty (120) consecutive calendar days or (y) one hundred and fifty (150) total days during any period of three hundred and sixty-five (365) consecutive calendar days.

(k)	"$"shall refer to United States dollars.
(1) "Eligible Director" means a person who is (i) a "non-employee director" within the meaning of Rule 16b-3 under the U.S Exchange Act and/or (ii) an "independent director" under applicable securities laws or the applicable rules of the NYSE, the TSX, or any other national securities exchange on which the Company has applied to list or quote its Common Shares, or a person meeting any similar requirement under any successor rule or regulation.

(m)    "Fair Market Value" means, (i) with respect to Common Shares on a given date,
(x) if the Common Shares are listed on a national securities exchange, the closing sales price of the Common Shares reported on such exchange on such date, or if there is no such sale on that date, then on the last preceding date on which such a sale was reported; or (y) if the Common Shares are not listed on any national securities exchange, the amount determined by the Committee in good faith to be the fair market value of the Common Shares, or (ii) with respect to any other property, the amount determined by the Committee in good faith to be the fair market value of such other property.

(n)	"NYSE" means the New York Stock Exchange.

(o)    "Person" has the meaning given in Section 3(a)(9) of the U.S. Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof, except that such term shall not include (i) the Company or any of its subsidiaries, (ii) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its Affiliates, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities or (iv) a corporation owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their ownership of Common Shares of the Company.

(p)	"TSX" means the Toronto Stock Exchange.

(q)    "U.S. Exchange Act" means the U.S. Securities Exchange Act of 1934, as amended, and any successor thereto. References to any section of (or rule promulgated under) the U.S Exchange Act shall be deemed to include any rules, regulations, or other interpretative guidance under such section or rule, and any amendments or successors thereto.

(r)    "U.S. Securities Act" means the U.S. Securities Act of 1933, as amended, and any successor thereto. Reference in this Agreement to any section of (or rule promulgated under) the
U.S. Securities Act shall be deemed to include any rules, regulations, or other interpretative guidance under such section or rule, and any amendments or successor provisions to such section, rules, regulations, or other interpretive guidance.

10.	Administration.

(a)    The Committee shall administer this Agreement and shall have the sole and plenary authority to (i) determine the method by which this Award may be settled, exercised, canceled, forfeited, or suspended; (ii) determine the circumstances under which the delivery of cash, property, or other amounts payable with respect to this Award may be deferred either automatically or at the Grantee's or Committee's election; (iii) interpret and administer, reconcile any inconsistency in, correct any defect in, and supply any omission in this Agreement;

(iv) establish, amend, suspend, or waive any rules and regulations and appoint such agents as the Committee shall deem appropriate for the proper administration of the Agreement; (v) accelerate the vesting, delivery, or exercisability of, or payment for or lapse of restrictions on, or waive any condition in respect of, this Award; and (vi) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of this Agreement or to comply with any applicable law. To the extent required to comply with the provisions of Rule 16b-3 promulgated under the U.S.

Exchange Act (if applicable and if the Board is not acting as the Committee under this Agreement) or the Canadian Securities Laws or any exception or exemption under applicable securities laws or the applicable rules of the NYSE, the TSX, or any other national securities exchange on which the Company has applied to list or quote its Common Shares, as applicable, it is intended that each member of the Committee shall, at the time the Grantee takes any action with respect to this Award, be an Eligible Director. However, the fact that a Committee member shall fail to qualify as an Eligible Director shall not invalidate this Award or action taken by the Committee that is otherwise validly taken under this Agreement.

(b)    The Committee may allocate all or any portion of its responsibilities and powers to any one or more of its members or to any one or more members of the Board. Any such allocation or delegation may be revoked by the Committee at any time.

(c)    Unless otherwise expressly provided herein, all designations, determinations, interpretations, and other decisions regarding this Agreement shall be within the sole discretion of the Committee, may be made at any time, and shall be final, conclusive, and binding upon all persons or entities, including, without limitation, the Company, any Affiliate, the Grantee, any holder or beneficiary of this Award, and any shareholder of the Company.

(d)    No member of the Board or the Committee, nor any employee or agent of the Company (each such person, an "Indemnifiable Person"), shall be liable for any action taken or omitted to be taken or any determination made with respect to this Agreement (unless constituting fraud or a willful criminal act or omission). Each Indemnifiable Person shall be indemnified and held harmless by the Company against and from all losses, costs, liabilities, and expenses (including attorneys' fees) that may be imposed upon or incurred by such Indemnifiable Person in connection with or resulting from any action, suit, or proceeding to which such Indemnifiable Person may be involved as a party, witness, or otherwise by reason of any action taken or omitted to be taken or determination made under this Agreement and against and from any and all amounts paid by such Indemnifiable Person with the Company's approval (not to be unreasonably withheld), in settlement thereof, or paid by such Indemnifiable Person in satisfaction of any judgment in any such action, suit, or proceeding against such Indemnifiable Person, and the Company shall advance to such Indemnifiable Person any such expenses promptly upon written request (which request shall include an undertaking by the Indemnifiable Person to repay the amount of such advance if it shall ultimately be determined as provided below that the Indemnifiable Person is not entitled to be indemnified); provided, that the Company shall have the right, at its own expense, to assume and defend any such action, suit, or proceeding, and once the Company gives notice of its intent to assume the defense, the Company shall have sole control over such defense with counsel of recognized standing of the Company's choice. The foregoing right of indemnification shall not be available to an Indemnifiable Person to the extent that a final judgment or other final adjudication (in either case not subject to further appeal) binding upon such Indemnifiable Person determines that the acts or omissions or determinations of such Indemnifiable Person giving rise to the indemnification claim resulted from such Indemnifiable Person's fraud or willful criminal act or omission or that such right of indemnification is otherwise prohibited by law or by the Company's articles of incorporation. The foregoing right of indemnification shall not be exclusive of or otherwise supersede any other rights of indemnification to which such Indemnifiable Persons may be entitled under the Company's articles of incorporation, as a matter of law, individual indemnification agreement or contract, or otherwise, or any other power that the Company may have to indemnify such Indemnifiable Persons or hold them harmless.

(e)    The Board may at any time and from time to time, administer this Agreement with respect to the Award. In any such case, the Board shall have all the authority granted to the Committee under this Agreement.

11.    Changes in Capital Structure and Similar Events. In the event of (a) any dividend (other than regular cash dividends) or other distribution (whether in the form of cash, Common Shares, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, amalgamation, consolidation, split-up, split-off, spin-off, combination, repurchase or exchange of Common Shares or other securities of the Company, issuance of warrants or other rights to acquire Common Shares or other securities of the Company, or other similar corporate transaction or event (including, without limitation, a Change in Control) that affects the Common Shares, or (b) unusual or nonrecurring events (including, without limitation, a Change in Control) affecting the Company, any Affiliate, or the financial statements of the Company or any Affiliate, or changes in applicable rules, rulings, regulations, or other requirements of any governmental body or national securities exchange, accounting principles, or law, such that in any case an adjustment is determined by the Committee to be necessary or appropriate, then the Committee shall make any such adjustments in such manner as it may deem equitable, including without limitation any or all of the following:

(i)    adjusting any or all of (A) the number and kind of common shares of the Company or other securities of the Company (or number and kind of other securities or other property) that may be delivered in respect of this Award and (B) the terms of this Award, including, without limitation, (1) the number and kind of shares of stock or other securities of the Company (or number and kind of other securities or other property) subject to this Award or to which this Award relates, and/or (2) the Exercise Price with respect to this Award;

(ii)    providing tor a substitution or assumption of this Award, accelerating the delivery, vesting, and/or exercisability of, lapse of restrictions, and/or other conditions on, or termination of, this Award or providing for a period of time (which shall not be required to be more than 10 days) for the Grantee to exercise this Award prior to the occurrence of such event (and if this Award is not so exercised shall terminate or become no longer exercisable upon the occurrence of such event); and

(iii)    cancelling this Award and causing to be paid to the holders thereof, in cash, Common Shares, other securities, or other property, or any combination thereof, the value of this Award, if any, as determined by the Committee (which if applicable may be based upon the price per Common Share received or to be received by other shareholders of the Company in such event), including without limitation, a cash payment in an amount equal to the excess, if any, of the Fair Market Value (as of a date specified by the Committee) of the Common Shares subject to this Option over the aggregate Exercise Price of this Option, respectively (it being understood that, in such event, if this Option has a per share Exercise Price equal to, or in excess of, the Fair Market Value of a Common Share subject thereto may be canceled and terminated without any payment or consideration therefor);

provided, however, that the Committee shall make an equitable or proportionate adjustment to this Award to reflect any "equity restructuring" (within the meaning of the Financial Accounting Standards Codification Topic 718 (or any successor pronouncement thereto)). Except as otherwise determined by the Committee, any adjustments under this Section 11 shall be made in a manner that does not adversely affect the exemption provided pursuant to Rule l6b-3 promulgated under the U.S. Exchange Act. The Company shall give the Grantee notice of an adjustment hereunder and, upon notice, such adjustment shall be conclusive and binding for all purposes. In anticipation of the occurrence of any event listed in the first sentence of this Section 11, for reasons of administrative convenience, the Committee in its sole discretion may refuse to permit the exercise of this Award during a period of up to 30 days prior to the anticipated occurrence of any such event.

12.    Effect of Change in Control. Except to the extent otherwise provided in any applicable employment or service agreement between the Grantee and the Company or an Affiliate, in the event of a Change in Control, notwithstanding any provision of this Agreement to the contrary:

(a)    In the event that the Grantee's employment with the Company or an Affiliate is terminated by the Company or an Affiliate without Cause (and other than due to death or Disability) on or within 12 months following a Change in Control, the Committee may provide that all Options granted hereby shall become immediately exercisable with respect to 100% of the shares subject to such Options.

(b)    In addition, the Committee may upon at least 10 days' advance notice to the Grantee, cancel this Award and pay to the Grantee, in cash, securities or other property (including of the acquiring or successor company), or any combination thereof, the value of this Award based upon the price per Common Share received or to be received by other shareholders of the Company in the event. Notwithstanding the above, the Committee shall exercise such discretion over the timing of settlement of this Award subject to Section 409A of the Code at the time this Award is granted.

13.	Miscellaneous.

(a)    Transferability. The Option may not be assigned, alienated, pledged, attached, sold, or otherwise transferred or encumbered (a "Transfer") by the Grantee other than as permitted by this Section 13(a). Any attempted Transfer of the Option contrary to the provisions hereof, and the levy of any execution, attachment, or similar process upon the Option, shall be null and void and without effect. In the event of the Grantee's death, the Option shall thereafter be exercisable (to the extent otherwise exercisable hereunder) only by the Grantee's executors or administrators.
(i)    This Award shall be exercisable only by the Grantee during the Grantee's lifetime, or, if permissible under applicable law, by the Grantee's legal guardian or representative. This Award may not be assigned, alienated, pledged, attached, sold, or otherwise transferred or encumbered by the Grantee other than by will or by the laws of descent and distribution, and any such purported assignment, alienation, pledge, attachment, sale, transfer, or encumbrance shall be void and unenforceable against the Company or an Affiliate; provided, that the designation of a beneficiary shall not constitute an assignment, alienation, pledge, attachment, sale, transfer, or encumbrance.

(ii)    Notwithstanding the foregoing, the Committee may permit this Award to be transferred by the Grantee, without consideration, subject to such rules as the Committee may adopt, to (A) any person who is a "family member" of the Grantee, as such term is used in the instructions to Form S-8 under the U.S. Securities Act or any successor form of registration statements promulgated by the Securities and Exchange Commission (collectively, the "Immediate Family Members"); (B) a trust solely for the benefit of the Grantee and the Grantee's Immediate Family Members; (C) a partnership or limited liability company whose only partners or shareholders are the Grantee and the Grantee's Immediate Family Members; or (D) any other transferee as may be approved by the Board or the Committee; (each transferee described in clause (A), (B), (C), or (D) above is hereinafter referred to as a "Permitted Transferee"), provided that the Grantee gives the Committee advance written notice describing the terms and conditions of the proposed transfer and the Committee notifies the Grantee in writing that such a transfer would comply with the requirements of this Agreement.

(iii)    The terms of this Award transferred in accordance with the immediately preceding paragraph shall apply to the Permitted Transferee, and any reference in this Agreement to the Grantee shall be deemed to refer to the Permitted Transferee, except that (A) Permitted Transferees shall not be entitled to transfer any Award, other than by will or the laws of descent and distribution; (B) Permitted Transferees shall not be entitled to exercise any transferred Option unless there shall be in effect a registration statement on an appropriate form covering the Common Shares to be acquired pursuant to the exercise of such Option if the Committee determines, consistent with this Agreement, that such a registration statement is necessary or appropriate; (C) the Committee or the Company shall not be required to provide any notice to a Permitted Transferee, whether or not such notice is or would otherwise have been required to be given to the Grantee under this Agreement or otherwise; and (D) the consequences of the termination of the Grantee's employment by, or services to, the Company or an Affiliate under the terms of this Agreement shall continue to be applied with respect to the transferred Award, including, without limitation, that an Option shall be exercisable by the Permitted Transferee only to the extent, and for the periods, specified in this Agreement.

(b)    Amendment. At any time, and from time to time, the Committee may waive any conditions or rights under, amend any terms of, or alter, suspend, discontinue, cancel, or terminate this Award theretofore granted or this Agreement, prospectively or retroactively (including after the Grantee's termination of employment or service with the Company), which may include, but are not limited to (i) any amendment of a "housekeeping" nature, including without limitation those made to clarify the meaning of an existing provision of this Agreement, correct or supplement any provision under this Agreement that is inconsistent with any other provision of this Agreement, correct any grammatical or typographical errors, or amend the definitions in this Agreement regarding administration of this Agreement; (ii) the addition of a form of financial assistance and any amendment to a financial assistance provision that is adopted; (iii) amend the vesting provisions of this Agreement; (iv) any amendment respecting the administration of this Agreement; (v) any amendment necessary to comply with applicable law or the applicable rules of the NYSE, the TSX, or any other national securities exchange on which the Company has applied to list or quote its Common Shares or any other regulatory body having authority over the Company, this Agreement, the Grantee, or shareholders; and (vi) any other amendment that does not require the approval of shareholders under this Section 13(b); provided, that (i) no such amendment, alteration, suspension, discontinuation, or termination shall be made without shareholder approval if such approval is necessary to comply with any tax or regulatory requirement applicable to this Agreement (including, without limitation, as necessary to comply with any applicable rules or requirements of the NYSE, the TSX, or any other national securities exchange on which the Company has applied to list or quote its Common Shares, or for changes in GAAP to new accounting standards), and (ii) any such waiver, amendment, alteration, suspension, discontinuance, cancellation, or termination that would materially and adversely affect the rights of the Grantee with respect to this Award theretofore granted shall not to that extent be effective without the consent of the Grantee unless the Committee determines that such waiver, amendment, alteration, suspension, discontinuance, cancellation, or termination either is required or advisable in order for the Company or the Award to satisfy any applicable law or regulation; provided, further, that except as otherwise permitted under Section 11 of this Agreement, if (i) the Committee reduces the Exercise Price of any Option, (ii) the Committee cancels this Option and replaces it with a new Option (with a lower Exercise Price, as the case may be) or other equity award or cash in a manner that would either (A) be reportable on the Company's proxy statement or Form 10-K (if applicable) as Options that have been "repriced" (as such term is used in Item 402 of Regulation S-K promulgated under the U.S. Exchange Act), or (B) result in any "repricing" for financial statement reporting purposes (or otherwise cause the Award to fail to qualify for equity accounting treatment), (iii) the

Committee cancels this Option that has a per-share Exercise Price at or above the Fair Market Value of a Common Share on the date of cancellation, and pays any consideration to the holder thereof, whether in cash, securities, or other property, or any combination thereof, (iv) the Committee takes any other action that is considered a "repricing" for purposes of the shareholder approval rules of the applicable national securities exchange on which the Common Share is listed or quoted; (v) an extension of the term of this Option benefiting a "reporting insider" (as defined in National Instrument 55-104 - Insider Reporting Requirements and Exemptions) of the Company, except in the case of an extension due to a blackout period; (vi) any amendment that would permit this Option to be transferable or assignable other than for normal estate settlement purposes; (vii) any amendment requiring the approval of the Company's shareholders under applicable requirements of the NYSE, the TSX, or any other national securities exchange on which the Company has applied to list or quote its Common Shares; (viii) or any amendment to this Section 13(b), then, in the case of the immediately preceding clauses (i) through (viii), any such action shall not be effective without shareholder approval.

(c)    Waiver. Any right of the Company contained in this Agreement may be waived in writing by the Committee. No waiver of any right hereunder by any party shall operate as a waiver of any other right, or as a waiver of the same right with respect to any subsequent occasion for its exercise, or as a waiver of any right to damages. No waiver by any party of any breach of this Agreement shall be held to constitute a waiver of any other breach or a waiver of the continuation of the same breach.

(d)    Notices. Every notice and other communication relating to this Agreement shall be in writing, and shall be mailed to or delivered to the party for whom it is intended at such address as may from time to time be designated by it in a notice mailed or delivered to the other party as herein provided; provided, that, unless and until some other address be so designated, all notices or communications by the Grantee to the Company shall be mailed or delivered to the Company at its principal executive office, and all notices or communications by the Company to the Grantee may be given to the Grantee personally or may be mailed to the Grantee's address as recorded in the records of the Company or any Subsidiary.

(e)    Severability. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, and each other provision of this Agreement shall be severable and enforceable to the extent permitted by law.

(f)     No Rights to Continued Service. Nothing contained in this Agreement shall be construed as giving the Grantee any right to be retained, in any position, as an employee, consultant, or director of the Company or its Affiliates or shall interfere with or restrict in any way the right of the Company or its Affiliates, which are hereby expressly reserved, to remove, terminate, or discharge the Grantee at any time for any reason whatsoever.

(g)    Termination of Employment or Service. The Committee, in its sole discretion, shall determine the effect of all matters and questions related to the termination of employment or service of the Grantee. Except as otherwise provided in any employment or service agreement between the Grantee and the Company or an Affiliate, unless determined otherwise by the Committee: (i) neither a temporary absence from employment or service due to illness, vacation, or leave of absence (including, without limitation, a call to active duty for military service through a Reserve or National guard unit) nor a transfer from employment or service with the Company to employment or service with an Affiliate (or vice versa) shall be considered a termination of employment or service with the Company or an Affiliate, and (ii) if the Grantee's employment with the Company or its Affiliates terminates, but the Grantee continues to provide services with the Company or its Affiliates in a non-employee capacity (including as a non employee director) (or vice versa), such change in status shall not be considered a termination of employment or service with the Company or an Affiliate for purposes of this Agreement.

(h)    Fractional Common Shares. No fractional Common Shares shall be issued upon the exercise of any Option granted hereunder, and accordingly, if the Grantee would become entitled to a fractional Common Share upon the exercise of an Option, or from an adjustment permitted by the terms of this Agreement, the Grantee shall only have the right to receive the next lowest whole number of Common Shares, and no payment or other adjustment will be made with respect to the fractional interest so disregarded.

(i)    Beneficiary. The Grantee may file with the Committee a written designation of a beneficiary on such form as may be prescribed by the Committee and may, from time to time, amend or revoke such designation. If no designated beneficiary survives the Grantee, the Grantee's estate shall be deemed to be the Grantee's beneficiary.

(j)     Beneficiary Designation. The Grantee's beneficiary shall be the Grantee's spouse (or domestic partner if such status is recognized by the Company and in such jurisdiction), or if the Grantee is otherwise unmarried at the time of death, the Grantee's estate, except to the extent that a different beneficiary is designated in accordance with procedures that may be established by the Committee from time to time for such purpose. Notwithstanding the foregoing, in the absence of a beneficiary validly designated under such Committee-established procedures and/or applicable law who is living (or in existence) at the time of death of the Grantee residing or working outside the United States, any required distribution under this Agreement shall be made to the executor or administrator of the estate of the Grantee, or to such other individual as may be prescribed by applicable law.

(k)    Payments to Persons Other Than the Grantee. If the Committee shall find that any person to whom any amount is payable under this Agreement is unable to care for the Grantee's affairs because of illness or accident, or is a minor, or has died, then any payment due to such person or the Grantee's estate (unless a prior claim therefor has been made by a duly appointed legal representative or a beneficiary designation form has been filed with the Company) may, if the Committee so directs the Company, be paid to the Grantee's spouse, child, or relative, or an institution maintaining or having custody of such person, or any other person deemed by the Committee to be a proper recipient on behalf of such person otherwise entitled to payment. Any such payment shall be a complete discharge of the liability of the Committee and the Company therefor.
(1)    Nonexclusivity of the Agreement. Neither the adoption of this Agreement by the Board nor the submission of this Agreement to the shareholders of the Company for approval shall be construed as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem desirable, including, without limitation, the granting of stock options or other rights or awards otherwise than under this Agreement, and such arrangements may be either applicable generally or only in specific cases.

(m)    Reliance on Reports. Each member of the Committee and each member of the Board (and each such member's respective designees) shall be fully justified in acting or failing to act, as the case may be, and shall not be liable for having so acted or failed to act in good faith, in reliance upon any report made by the independent registered public accounting firm of the Company and its Affiliates and/or any other information furnished in connection with this

Agreement by any agent of the Company or the Committee or the Board, other than such member or designee.

(n)    No Representations or Covenants With Respect to Tax Qualification. Although the Company may endeavor to (i) qualify an Award for favorable U.S. or non-U.S. tax treatment or (ii) avoid adverse tax treatment, the Company makes no representation to that effect and expressly disavows any covenant to maintain favorable or avoid unfavorable tax treatment. The Company shall be unconstrained in its corporate activities without regard to the potential negative tax impact on the Grantee under this Agreement.

(o)    Relationship to Other Benefits. No payment under this Agreement shall be taken into account in determining any benefits under any pension, retirement, profit sharing, group insurance, or other benefit plan of the Company except as otherwise specifically provided in such other plan.

(p)    Purchase for Investment. Whether or not the Options and Option Shares covered by this Agreement have been registered under the U.S. Securities Act, each person exercising an Option under this Agreement or acquiring Option Shares under this Agreement may be required by the Company to give a representation in writing that such person is acquiring such shares for investment and not with a view to, or for sale in connection with, the distribution of any part thereof. The Company will endorse any necessary legend referring to the foregoing restriction upon the certificate or certificates representing any Option Shares issued or transferred to the Grantee upon the exercise of any Option granted hereunder.

(q)	409A of the Code.

(i)    It is intended that this Agreement comply with Section 409A of the Code, and all provisions of this Agreement shall be construed and interpreted in a manner consistent with the requirements for avoiding taxes or penalties under Section 409A of the Code. The Grantee is solely responsible and liable for the satisfaction of all taxes and penalties that may be imposed on or in respect of the Grantee in connection with this Agreement or any other plan maintained by the Company, including any taxes and penalties under Section 409A of the Code, and neither the Company nor any Affiliate shall have any obligation to indemnify or otherwise hold the Grantee or any beneficiary harmless from any or all of such taxes or penalties. In the event that this Award is considered "deferred compensation" subject to Section 409A of the Code, references in this Agreement to ''termination of employment" (and substantially similar phrases) shall mean "separation from service" within the meaning of Section 409A of the Code. For purposes of Section 409A of the Code, each of the payments that may be made in respect of this Award granted hereunder is designated as a separate payment.

(ii)    Notwithstanding anything in this Agreement to the contrary, if the Grantee is a "specified employee" within the meaning of Section 409A(a)(2)(B)(i) of the Code, no payments or deliveries in respect of this Award that are "deferred compensation" subject to Section 409A of the Code shall be made to the Grantee on account of the Grantee's "separation from service" within the meaning of Section 409A of the Code prior to the date that is six months after the date of such "separation from service" or, if earlier, the
Grantee's date of death. All such delayed payments or deliveries will be paid or delivered (without interest) in a single lump sum on the earliest date permitted under Section 409A of the Code that is also a business day.

(iii)    In the event that the timing of payments in respect of this Award that would otherwise be considered "deferred compensation" subject to Section 409A of the Code would be accelerated upon the occurrence of (A) a Change in Control, no such acceleration shall be permitted unless the event giving rise to the Change in Control satisfies the definition of a change in the ownership or effective control of a corporation, or a change in the ownership of a substantial portion of the assets of a corporation pursuant to Section 409A of the Code or (B) a Disability, no such acceleration shall be permitted unless the Disability also satisfies the definition of "Disability" pursuant to Section 409A of the Code.

(r)    Successors. The terms of this Agreement shall be binding upon and inure to the benefit of the Company and its successors and assigns, and of the Grantee and the beneficiaries, executors, administrators, heirs, and successors and permitted transferees of the Grantee.

(s)    Entire Agreement. This Agreement contains the entire agreement and understanding of the parties hereto with respect to the subject matter contained herein and supersede all prior communications, representations, and negotiations in respect thereto.

(t)    Governing Law. This Agreement shall be construed and interpreted in accordance with the laws of the State of New York without regard to principles of conflicts of law thereof, or principles of conflicts of laws of any other jurisdiction which could cause the application of the laws of any jurisdiction other than the State of New York.

(u)	Venue; Waiver of Jury Trial.

(i)    The Grantee and the Company (on behalf of itself and its Affiliates) each consent to jurisdiction in the United States District Court for the Southern District of New York, or if that court is unable to exercise jurisdiction for any reason, the Supreme Court of the State of New York, New York County, in the event of any dispute arising hereunder, and each waives any other requirement (whether imposed by statute, rule of court, or otherwise) with respect to personal jurisdiction or service of process and waives any objection to jurisdiction based on improper venue or improper jurisdiction.

(ii)    EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING, OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT.

(v)    No Interference. The existence of this Agreement shall not affect or restrict in any way the right or power of the Company, the Board, the Committee, or the shareholders of the Company to make or authorize any adjustment, recapitalization, reorganization, or other change in the Company's capital structure or its business, any merger or consolidation of the Company, any issue of stock or of options, warrants, or rights to purchase stock or of bonds, debentures, or preferred or prior preference stocks whose rights are superior to or affect the Common Shares or the rights thereof or that are convertible into or exchangeable for Common Shares, or the dissolution or liquidation of the Company or any Affiliate, or any sale or transfer of all or any part of their assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

(w)    Expenses: Headings. The expenses of administering this Agreement shall be borne by the Company and its Affiliates. The headings of the Sections hereof are provided for convenience only and are not to serve as a basis for interpretation or construction, and shall not constitute a part, of this Agreement.

(x)    Counterparts. This Agreement may be executed in one or more counterparts (including via facsimile and electronic image scan (pdf)), each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

[Signature Page to Follow]

IN WITNESS WHEREOF, this Agreement has been executed and delivered by the parties hereto as of the date first written above.

PERFORMANCE SPORTS GROUP LTD.

By: ________________________________

Mark J. Vendetti

EXHIBIT D

See attached Restricted Stock Unit Award Agreement

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EXHIBIT D
PWRW&G LLP Draft 1/6/2016

Performance Sports Group Ltd.
Restricted Stock Unit Award Agreement Mark J. Vendetti

This Restricted Stock Unit Award Agreement (this ''Agreement"), dated as of January 18, 2016 (the "Date of Grant"), is made by and between Performance Sports Group Ltd., a corporation organized under the laws of British Columbia, Canada (the "Company"), and Mark J. Vendetti (the "Grantee").

WHEREAS, the Committee (as defined in Section 9) has determined that it is in the best interests of the Company to grant to the Grantee the number of restricted stock units provided for herein, each representing the right to receive upon settlement one (1) Common Share (as defined in Section 9), or the cash value thereof, in accordance with Section 3 (each, a "Restricted Stock Unit"), subject to the terms set forth herein; and

WHEREAS, the grant of Restricted Stock Units provided for herein is intended to constitute an "employment inducement award" in accordance with NYSE rules and Section 613(c) of the TSX Company Manual and is offered as a material inducement to the Grantee in connection with the Company's hiring of the Grantee as its Executive Vice President/Chief Financial Officer.

NOW, THEREFORE, for and in consideration of the premises and the mutual covenants of the parties contained in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, for themselves and for their successors and assigns, hereby agree as follows:

1.    Grant of Restricted Stock Units. The Company hereby grants to the Grantee a total of 30,000 Restricted Stock Units, on the terms and conditions set forth in this Agreement (the "Award"). Restricted Stock Units shall be credited to a separate book-entry account maintained on the books of the Company for the Grantee.

2.    Vesting; Forfeiture. The Restricted Stock Units shall become vested in 25% cumulative installments on each of the first four anniversaries of the Date of Grant (each, a "Vesting Date" and the period from the Date of Grant through the final Vesting Date, the "Restricted Period"), provided that the Grantee remains continuously engaged in active service by the Company or one of its Affiliates from the Date of Grant through such Vesting Date. In the event that the Grantee's continuous service is terminated by the Company or by the Grantee for any reason, the Grantee shall forfeit the unvested portion of the Restricted Stock Units as of the Grantee's Termination Date (as defined below). For the purposes of this Agreement, the Grantee's employment shall be considered to have terminated effective on the last day of the Grantee's actual and active employment with the Company or Affiliate, whether such day is selected by agreement with the individual, or unilaterally by the Grantee or the Company or Affiliate, and whether with or without advance notice to the Grantee. For the avoidance of doubt, no period of notice or pay in lieu of notice that is given or that ought to have been given under applicable law in respect of such termination of employment that follows or is in respect of a period after the Grantee's actual last day of actual and active employment shall be considered as extending the Grantee's period of employment for the purposes of determining his entitlement hereunder

(collectively referred to herein as the "Termination Date"). The Committee may accelerate the vesting and/or the lapse of any or all of the restrictions on the Restricted Stock Units, which acceleration shall not affect any other terms and conditions of this Agreement. The Committee shall have the authority to remove any or all of the restrictions on the Restricted Stock Units whenever it may determine that, by reason of changes in applicable laws or other changes in circumstances arising after the Date of Grant, such action is appropriate.

3.    Settlement. Within 30 days following each Vesting Date, the Company shall settle the vested portion of the Restricted Stock Units and shall therefore, subject to any required tax withholding and the execution of any required documentation, issue and deliver to the Grantee, or the Grantee's beneficiary (via book entry notation or, if applicable, in share certificate form), one Common Share for each Restricted Stock Unit (each, a "Released Unit") (and, upon such settlement, the Restricted Stock Units shall cease to be credited to the Grantee's account); provided, however, that the Committee may elect to (A) pay cash or part cash and part Common Shares in lieu of delivering only Common Shares in respect of such Released Units or (B) defer the delivery of Common Shares (or cash or part Common Shares and part cash, as the case may be) beyond the expiration of the Restricted Period if such extension would not cause adverse tax consequences under Section 409A of the Code. Ifa cash payment is made in lieu of delivering Common Shares, the amount of such payment shall be equal to the Fair Market Value (as defined in Section 9) of the Common Shares as of the date on which Common Shares would have otherwise been delivered to the Grantee in respect of such Restricted Stock Units.

4.    Tax Withholding. The Company shall be entitled to require, as a condition to the issuance or delivery of any Common Shares, that the Grantee remit an amount in cash or, in the discretion of the Company, Common Shares or other property having a Fair Market Value sufficient to satisfy all federal, state, provincial, and local or other applicable withholding and employment taxes relating thereto. In addition, the Company shall have the right and is hereby authorized to withhold from the Common Shares otherwise deliverable upon settlement of the Restricted Stock Units, or from any compensation or other amount owing to the Grantee, the amount (in cash or, in the discretion of the Company, Common Shares or other property) of any applicable withholding and employment taxes in respect of the vesting or settlement of the Restricted Stock Units and to take such other action as may be necessary in the discretion of the Company to satisfy all obligations for the payment of such taxes.

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5.    Rights as a Shareholder. The Grantee shall not be deemed tor any purpose, nor shall the Grantee have any of the rights or privileges of, a shareholder of the Company in respect of any Common Shares subject to the Restricted Stock Units granted hereunder unless and until
(i) such Restricted Stock Units shall have been settled in Common Shares pursuant to the terms hereof, and (ii) the Company shall have issued and delivered such Common Shares to the Grantee. The Company shall cause the actions described in clause (ii) of the preceding sentence to occur promptly following settlement as contemplated by this Agreement, subject to compliance with applicable laws.

6.    Dividend Equivalents. In the event that a dividend becomes payable on the Common Shares prior to the settlement date of the Restricted Stock Units granted hereunder, then on the payment date for such dividend, the Grantee's book-entry account in respect of such Restricted Stock Units shall be credited with additional Restricted Stock Units (including fractional

Restricted Stock Units) of the same kind as credited in the Grantee's book-entry account, the number of which shall be determined by dividing (i) the amount determined by multiplying
(a) the number of Restricted Stock Units in the Grantee's book-entry account (whether vested or unvested) on the record date for the payment of such dividend by (b) the dividend paid per Common Share, by (ii) the Fair Market Value of a Common Share on the dividend payment date for such dividend, in each case, with fractions computed to two decimal places. Such additional Restricted Stock Units (including fractional Restricted Stock Units), if credited, shall vest on the same basis as the underlying Restricted Stock Units.

7.    Compliance with Legal Requirements. The granting and settlement of the Restricted Stock Units, and any other obligations of the Company under this Agreement, shall be subject to all applicable federal, state, provincial, and local laws, rules, and regulations and to such approvals by any regulatory or governmental agency (including stock exchanges) as may be required. The Committee shall have the right to impose such restrictions on the Restricted Stock Units as it deems reasonably necessary or advisable under applicable securities laws and the rules and regulations of any national securities exchange on which the Company has applied to list or quote its Common Shares from time to time.

8.	Clawback/Forfeiture.

(a)    The Restricted Stock Units and the Common Shares acquired upon settlement of the Restricted Stock Units shall be subject to clawback, forfeiture, or similar consequences as described in this Section 8(a) for the reasons described in Section 8(b). In the case of an event described in subsection (b), the Grantee will forfeit any compensation, gain, or other value realized thereafter on the vesting or settlement of this Award, the sale or other transfer of this Award, or the sale of Common Shares acquired in respect of this Award, and must promptly repay such amounts to the Company, and this

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Award and any other equity awards held by the Grantee shall terminate. Further, to the extent required by applicable law (including, without limitation, Section 304 of the Sarbanes-Oxley Act and Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act) and/or the rules and regulations of NYSE or any other national securities exchange on which the Company has applied to list or quote its Common Shares, or if so required pursuant to a written policy adopted by the Company, this Award shall be subject (including on a retroactive basis) to clawback, forfeiture, or similar requirements (and such requirements shall be deemed incorporated by reference into this Agreement).

(b)    (i) If the Grantee engages in activity that is in conflict with or adverse to the interests of the Company or any of its Affiliates (as defined in Section 9) at any time, or during a specified time period, including fraud or conduct contributing to any financial restatements or irregularities, or if the Grantee violates a noncompete, nonsolicit, nondisclosure, or nondisparagement covenant or agreement with the Company or any of its Affiliates, or if the Grantee violates any other policy, procedure, or rule applicable to the Grantee in a manner that adversely affects or could reasonably be expected to adversely affect the business or reputation of the Company or any of its Affiliates, or if the Grantee's employment or service is terminated for Cause; and/or (ii) if the Grantee receives any amount in excess of what the Grantee should have received under the terms of this Award for any reason (including without limitation by reason of a financial restatement, mistake in calculations, or other administrative error), all as determined by the Committee, then the Grantee shall be required to promptly repay any such excess amount to the Company. In addition, the Company shall retain the right to bring an action at equity or law to enjoin the Grantee's activity and recover damages resulting from such activity.

9.    Definitions. Words or phrases that are initially capitalized or are within quotation marks shall have the meanings provided in this Section 9 and as provided elsewhere herein. For purposes of this Agreement, the following definitions apply:

(a)    "Affiliate" means (i) any person or entity that directly or indirectly controls, is controlled by, or is under common control with the Company and (ii) to the extent provided by the Committee, any person or entity in which the Company has a significant interest. The term "control" (including, with correlative meaning, the terms "controlled by" and ''under common control with"), as applied to any person or entity, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such person or entity, whether through the ownership of voting or other securities, by contract, or otherwise.

(b)    "Beneficial Ownership" has the meaning set forth in Rule 13d-3 promulgated under Section 13 of the U.S. Exchange Act.

(c)	"Board" means the Board of Directors of the Company.

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(d)    "Canadian Securities Laws" means, collectively, the applicable securities laws of each of the provinces and territories of Canada, including the respective regulations and rules made under those securities laws.

(e)    "Cause" means, as determined by the Chief Executive Officer of the Company in his/her reasonable judgment, (i) the Grantee's commission of any material fraud, embezzlement, theft or dishonesty, or any deliberate misappropriation of any material amount of money or other assets or property of the Company or any of its subsidiaries or Affiliates; (ii) the Grantee's willful failure to perform, or gross negligence in the performance of, his duties and responsibilities to the Company or any of its subsidiaries or Affiliates; (iii) the Grantee's material breach of any of the terms of his employment agreement, Company policies (including policies such as those prohibiting harassment), or his fiduciary duties to the Company or any of its subsidiaries or Affiliates (except where the breach of fiduciary duties is caused by the Grantee's Disability and except where such breach is exculpated under the Company's articles of incorporation); or (iv) the Grantee's conviction of, or plea of nolo contendere to, a felony or any other action by the Grantee that has resulted, or could be reasonably expected to result, in material injury to the reputation of the Grantee or the business of the Company, any of its subsidiaries or Affiliates.

(f)    "Change in Control" means, unless any employment or service agreement between the Grantee and the Company or an Affiliate states otherwise, the first to occur of any of the following events:

(i)    the acquisition by any Person or related "group" (as such term is used in Sections 13(d) and 14(d) of the U.S Exchange Act) of Persons, or Persons acting jointly or in concert, of Beneficial Ownership (including control or direction) of 50% or more

(on a fully diluted basis) of either (A) the then-outstanding Common Shares, including Common Shares issuable upon the exercise of options, Awards or warrants, the conversion of convertible stock or debt, and the exercise of any similar right to acquire such Common Shares (the "Outstanding Company Common Shares"); or (B) the combined voting power of the then-outstanding voting securities of the Company entitled to vote in the election of directors (the "Outstanding Company Voting Securities"); but excluding any acquisition by the Company or any of its Affiliates or by any employee benefit plan sponsored or maintained by the Company or any of its Affiliates;

(ii)    a change in the composition of the Board such that members of the Board during any consecutive 12-month period (the "Incumbent Directors") cease to constitute a majority of the Board. Any person becoming a director through election or nomination for election approved by a valid vote of at least two thirds of the Incumbent Directors shall be an Incumbent Director; provided, however, that no individual becoming a director as a result of an actual or threatened election contest, as such terms are used in Rule

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14a-12 of Regulation 14A promulgated under the U.S Exchange Act, or as a result of any other actual or threatened solicitation of proxies or consents by or on behalf of any person other than the Board shall be an Incumbent Director;

(iii)    the approval by the shareholders of the Company of a plan of complete dissolution or liquidation of the Company; and

(iv)    the consummation of a reorganization, recapitalization, merger, amalgamation, consolidation, statutory share exchange, or similar form of corporate transaction involving the Company (a "Business Combination"), or sale, transfer, or other disposition of all or substantially all of the business or assets of the Company to an entity that is not an Affiliate of the Company (a "Sale"), unless immediately following such Business Combination or Sale: (A) more than 50% of the total voting power of the entity resulting from such Business Combination or the entity that acquired all or substantially all of the business or assets of the Company in such Sale (in either case, the "Surviving Company"), or the ultimate parent entity that has Beneficial Ownership of sufficient voting power to elect a majority of the board of directors (or analogous governing body) of the Surviving Company (the "Parent Company"), is represented by the Outstanding Company Voting Securities that were outstanding immediately prior to such Business Combination or Sale (or, if applicable, is represented by shares into which the Outstanding Company Voting Securities were converted pursuant to such Business Combination or Sale) and such voting power among the holders thereof is in substantially the same proportion as the voting power of the Outstanding Company Voting Securities among the holders thereof immediately prior to the Business Combination or Sale and
(B) no Person (other than any employee benefit plan sponsored or maintained by the Surviving Company or the Parent Company) is or becomes the beneficial owner, directly or indirectly, of 50% or more of the total voting power of the outstanding voting securities eligible to elect members of the board of directors (or the analogous governing body) of the Parent Company (or, if there is no Parent Company, the Surviving Company); provided, that no Person or group shall be treated for purposes of this Section 9(f)(iv)(B) as having Beneficial Ownership of 50% or more of such total voting power solely as a result of the voting power held in the Company prior to the consummation of the Business Combination or Sale.

(g)    "Code" means the U.S. Internal Revenue Code of 1986, as amended, and any successor thereto. References to any section of the Code shall be deemed to include any regulations or other interpretative guidance under such section, and any amendments or successors thereto.
(h)    "Committee" means the Compensation Committee of the Board or subcommittee thereof if required to comply with Rule 16b-3 promulgated under the U.S. Exchange Act in respect of Awards or, if no such Compensation Committee or

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subcommittee thereof exists, or if the Board otherwise takes action hereunder on behalf of the Committee, the Board.

(i)    "Common Shares" means the common shares of the Company (and any share or other securities into which such shares may be converted or into which it may be exchanged).
(j)      "Disability" means any illness, injury, accident or condition of either a physical or psychological nature and, as a result, is unable to perform substantially all of the Grantee's material duties and responsibilities under his employment agreement for a period of (x) one hundred and twenty (120) consecutive calendar days or (y) one hundred and fifty (150) total days during any period of three hundred and sixty-five (365) consecutive calendar days.

(k)    "Eligible Director" means a person who is (i) a "non-employee director" within the meaning of Rule 16b-3 under the U.S Exchange Act and/or (ii) an "independent director" under applicable securities laws or the applicable rules of the NYSE, the TSX, or any other national securities exchange on which the Company has applied to list or quote its Common Shares, or a person meeting any similar requirement under any successor rule or regulation.

(1)	"Fair Market Value" means, (i) with respect to Common Shares on a given date,
(x) if the Common Shares are listed on a national securities exchange, the closing sales price of the Common Shares reported on such exchange on such date, or if there is no such sale on that date, then on the last preceding date on which such a sale was reported; or (y) if the Common Shares are not listed on any national securities exchange, the amount determined by the Committee in good faith to be the fair market value of the Common Shares, or (ii) with respect to any other property, the amount determined by the Committee in good faith to be the fair market value of such other property.

(m)    "NYSE" means the New York Stock Exchange.

(n)    "Person" has the meaning given in Section 3(a)(9) of the U.S. Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof, except that such term shall not include
(i) the Company or any of its subsidiaries, (ii) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its Affiliates, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities or (iv) a corporation owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their ownership of Common Shares of the Company.

(o)	"TSX" means the Toronto Stock Exchange.

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(p)    "U.S. Exchange Act" means the U.S. Securities Exchange Act of 1934, as amended, and any successor thereto. References to any section of (or rule promulgated under) the U.S Exchange Act shall be deemed to include any rules, regulations, or other interpretative guidance under such section or rule, and any amendments or successors thereto.

(q)    ''U.S. Securities Act" means the U.S. Securities Act of 1933, as amended, and any successor thereto. Reference in this Agreement to any section of (or rule promulgated under) the
U.S. Securities Act shall be deemed to include any rules, regulations, or other interpretative guidance under such section or rule, and any amendments or successor provisions to such section, rules, regulations, or other interpretive guidance.

10.	Administration.
(a)    The Committee shall administer this Agreement and shall have the sole and plenary authority to (i) determine the method by which this Award may be settled, canceled, forfeited, or suspended; (ii) determine the circumstances under which the delivery of cash, property, or other amounts payable with respect to this Award may be deferred either automatically or at the Grantee's or Committee's election; (iii) interpret and administer, reconcile any inconsistency in, correct any defect in, and supply any omission in this Agreement;
(iv) establish, amend, suspend, or waive any rules and regulations and appoint such agents as the Committee shall deem appropriate for the proper administration of the Agreement; (v) accelerate the vesting or delivery of, or payment for or lapse of restrictions on, or waive any condition in respect of, this Award; and (vi) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of this Agreement or to comply with any applicable law. To the extent required to comply with the provisions of Rule 16b-3 promulgated under the U.S. Exchange Act (if applicable and if the Board is not acting as the Committee under this Agreement) or the Canadian Securities Laws or any exception or exemption under applicable securities laws or the applicable rules of the NYSE, the TSX, or any other national securities exchange on which the Company has applied to list or quote its Common Shares, as applicable, it is intended that each member of the Committee shall, at the time the Grantee takes any action with respect to this Award, be an Eligible Director. However, the fact that a Committee member shall fail to qualify as an Eligible Director shall not invalidate this Award or action taken by the Committee that is otherwise validly taken under this Agreement.
(b)    The Committee may allocate all or any portion of its responsibilities and powers to any one or more of its members or to any one or more members of the Board. Any such allocation or delegation may be revoked by the Committee at any time.

(c)    Unless otherwise expressly provided herein, all designations, determinations, interpretations, and other decisions regarding this Agreement shall be within the sole discretion of the Committee, may be made at any time, and shall be final,

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conclusive, and binding upon all persons or entities, including, without limitation, the Company, any Affiliate, the Grantee, any holder or beneficiary of this Award, and any shareholder of the Company.

(d)    No member of the Board or the Committee, nor any employee or agent of the Company (each such person, an "lndemnifiable Person"), shall be liable for any action taken or omitted to be taken or any determination made with respect to this Agreement (unless constituting fraud or a willful criminal act or omission). Each Indemnifiable Person shall be indemnified and held harmless by the Company against and from all losses, costs, liabilities, and expenses (including attorneys' fees) that may be imposed upon or incurred by such Indemnifiable Person in connection with or resulting from any action, suit, or proceeding to which such Indemnifiable Person may be involved as a party, witness, or otherwise by reason of any action taken or omitted to be taken or determination made under this Agreement and against and from any and all amounts paid by such Indemnifiable Person with the Company's approval (not to be unreasonably withheld), in settlement thereof, or paid by such Indemnifiable Person in satisfaction of any judgment in any such action, suit, or proceeding against such Indemnifiable Person, and the Company shall advance to such Indemnifiable Person any such expenses promptly upon written request (which request shall include an undertaking by the Indemnifiable Person to repay the amount of such advance if it shall ultimately be determined as provided below that the Indemnifiable Person is not entitled to be indemnified); provided, that the Company shall have the right, at its own expense, to assume and defend any such action, suit, or proceeding, and once the Company gives notice of its intent to assume the defense, the Company shall have sole control over such defense with counsel of recognized standing of the Company's choice. The foregoing right of indemnification shall not be available to an Indemnifiable Person to the extent that a final judgment or other final adjudication (in either case not subject to further appeal) binding upon such Indemnifiable Person determines that the acts or omissions or determinations of such Indemnifiable Person giving rise to the indemnification claim resulted from such Indemnifiable Person's fraud or willful criminal act or omission or that such right of indemnification is otherwise prohibited by law or by the Company's articles of incorporation. The foregoing right of indemnification shall not be exclusive of or otherwise supersede any other rights of indemnification to which such Indemnifiable Persons may be entitled under the Company's articles of incorporation, as a matter of law, individual indemnification agreement or contract, or otherwise, or any other power that the Company may have to indemnify such Indemnifiable Persons or hold them harmless.

(e)    The Board may at any time and from time to time, administer this Agreement with respect to the Award. In any such case, the Board shall have all the authority granted to the Committee under this Agreement.

11.    Changes in Capital Structure and Similar Events. In the event of (a) any dividend (other than regular cash dividends) or other distribution (whether in the form of cash,

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Common Shares, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, amalgamation, consolidation, split-up, split-off, spin-off, combination, repurchase or exchange of Common Shares or other securities of the Company, issuance of warrants or other rights to acquire Common Shares or other securities of the Company, or other similar corporate transaction or event (including, without limitation, a Change in Control) that affects the Common Shares, or (b) unusual or nonrecurring events (including, without limitation, a Change in Control) affecting the Company, any Affiliate, or the financial statements of the Company or any Affiliate, or changes in applicable rules, rulings, regulations, or other requirements of any governmental body or national securities exchange, accounting principles, or law, such that in any case an adjustment is determined by the Committee to be necessary or appropriate, then the Committee shall make any such adjustments in such manner as it may deem equitable, including without limitation any or all of the following:

(i)    adjusting any or all ot (A) the number and kind of common shares of the Company or other securities of the Company (or number and kind of other securities or other property) that may be delivered in respect of this Award and (B) the terms of this Award, including, without limitation, the number and kind of shares of stock or other securities of the Company (or number and kind of other securities or other property) subject to this Award or to which this Award relates;

(ii)    providing for a substitution or assumption of this Award, accelerating the delivery, vesting of, lapse of restrictions, and/or other conditions on, or termination of, this Award; and

(iii)    cancelling this Award and causing to be paid to the holders thereof, in cash, Common Shares, other securities, or other property, or any combination thereof, the value of this Award, if any, as determined by the Committee (which if applicable may be based upon the price per Common Share received or to be received by other shareholders of the Company in such event);

provided, however, that the Committee shall make an equitable or proportionate adjustment to this Award to reflect any "equity restructuring" (within the meaning of the Financial Accounting Standards Codification Topic 718 (or any successor pronouncement thereto)). Except as otherwise determined by the Committee, any adjustments under this Section 11 shall be made in a manner that does not adversely affect the exemption provided pursuant to Rule 16b-3 promulgated under the U.S. Exchange Act. The Company shall give the Grantee notice of an adjustment hereunder and, upon notice, such adjustment shall be conclusive and binding for all purposes.

12.    Effect of Change in Control. Except to the extent otherwise provided in any applicable employment or service agreement between the Grantee and the Company or an Affiliate, in the event of a Change in Control, notwithstanding any provision of this Agreement to the contrary:

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(a)    In the event that the Grantee's employment with the Company or an Affiliate is terminated by the Company or an Affiliate without Cause (and other than due to death or Disability) on or within 12 months following a Change in Control, the Committee may provide that the Restricted Period (and any other conditions) shall expire immediately with respect to 100% of the Restricted Stock Units.

(b)    In addition, the Committee may upon at least 10 days' advance notice to the Grantee, cancel this Award and pay to the Grantee, in cash, securities or other property (including of the acquiring or successor company), or any combination thereof, the value of this Award based upon the price per Common Share received or to be received by other shareholders of the Company in the event. Notwithstanding the above, the Committee shall exercise such discretion over the timing of settlement of this Award subject to Section 409A of the Code at the time this Award is granted.

13.	Miscellaneous.

(a)    Transferability. The Restricted Stock Units may not be assigned, alienated, pledged, attached, sold, or otherwise transferred or encumbered (a "Transfer") by the Grantee other than as permitted by this Section 13(a). Any attempted Transfer of the Restricted Stock Units contrary to the provisions hereof, and the levy of any execution, attachment, or similar process upon the Restricted Stock Units, shall be null and void and without effect.

(i)    This Award may not be assigned, alienated, pledged, attached, sold, or otherwise transferred or encumbered by the Grantee other than by will or by the laws of descent and distribution, and any such purported assignment, alienation, pledge, attachment, sale, transfer, or encumbrance shall be void and unenforceable against the Company or an Affiliate; provided, that the designation of a beneficiary shall not constitute an assignment, alienation, pledge, attachment, sale, transfer, or encumbrance.

(ii)    Notwithstanding the foregoing, the Committee may permit this Award to be transferred by the Grantee, without consideration, subject to such rules as the Committee may adopt, to (A) any person who is a "family member" of the Grantee, as such term is used in the instructions to Form S-8 under the U.S. Securities Act or any successor form of registration statements promulgated by the Securities and Exchange Commission (collectively, the "Immediate Family Members"); (B) a trust solely for the benefit of the Grantee and the Grantee's Immediate Family Members; (C) a partnership or limited liability company whose only partners or shareholders are the Grantee and the Grantee's Immediate Family Members; or (D) any other transferee as may be approved by the Board or the Committee; (each transferee described in clause (A), (B), (C), or (D) above is hereinafter referred to as a "Permitted Transferee"), provided that the Grantee gives

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the Committee advance written notice describing the terms and conditions of the proposed transfer and the Committee notifies the Grantee in writing that such a transfer would comply with the requirements of this Agreement.

(iii)    The terms of this Award transferred in accordance with the immediately preceding paragraph shall apply to the Permitted Transferee, and any reference in this Agreement to the Grantee shall be deemed to refer to the Permitted Transferee, except that (A) Permitted Transferees shall not be entitled to transfer any Award, other than by will or the laws of descent and distribution; (B) the Committee or the Company shall not be required to provide any notice to a Permitted Transferee, whether or not such notice is or would otherwise have been required to be given to the Grantee under this Agreement or otherwise; and (C) the consequences of the termination of the Grantee's employment by, or services to, the Company or an Affiliate under the terms of this Agreement shall continue to be applied with respect to the transferred Award.

(b)    Amendment. At any time, and from time to time, the Committee may waive any conditions or rights under, amend any terms of, or alter, suspend, discontinue, cancel, or terminate this Award theretofore granted or this Agreement, prospectively or retroactively (including after the Grantee's termination of employment or service with the Company), which may include, but are not limited to (i) any amendment of a "housekeeping" nature, including without limitation those made to clarify the meaning of an existing provision of this Agreement, correct or supplement any provision under this Agreement that is inconsistent with any other provision of this Agreement, correct any grammatical or typographical errors, or amend the definitions in this Agreement regarding administration of this Agreement; (ii) the addition of a form of financial assistance and any amendment to a financial assistance provision that is adopted; (iii) amend the vesting provisions of this Agreement; (iv) any amendment respecting the administration of this Agreement; (v) any amendment necessary to comply with applicable law or the applicable rules of the NYSE, the TSX, or any other national securities exchange on which the Company has applied to list or quote its Common Shares or any other regulatory body having authority over the Company, this Agreement, the Grantee, or shareholders; and (vi) any other amendment that does not require the approval of shareholders under this Section 13(b); provided, (i) no such amendment, alteration, suspension, discontinuation, or termination shall be made without shareholder approval if such approval is necessary to comply with any tax or regulatory requirement applicable to this Agreement (including, without limitation, as necessary to comply with any applicable rules or requirements of the NYSE, the TSX, or any other national securities exchange on which the Company has applied to list or quote its Common Shares, or for changes in GAAP to new accounting standards), and (ii) any such waiver, amendment, alteration, suspension, discontinuance, cancellation, or termination that would materially and adversely affect the rights of the Grantee with respect to this Award theretofore granted shall not to that extent be effective without the consent of the Grantee unless the Committee determines that such waiver, amendment, alteration, suspension, discontinuance, cancellation, or termination either is

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required or advisable in order for the Company or the Award to satisfy any applicable law or regulation; provided, further, that except as otherwise permitted under Section 11 of this Agreement, if (i) any amendment that would permit this Award to be transferable or assignable other than for normal estate settlement purposes; (ii) any amendment requiring the approval of the Company's shareholders under applicable requirements of the NYSE, the TSX, or any other national securities exchange on which the Company has applied to list or quote its Common Shares; or (iii) any amendment to this Section 13(b), then, in the case of the immediately preceding clauses (i) through (iii), any such action shall not be effective without shareholder approval.

(c)    Waiver. Any right of the Company contained in this Agreement may be waived in writing by the Committee. No waiver of any right hereunder by any party shall operate as a waiver of any other right, or as a waiver of the same right with respect to any subsequent occasion for its exercise, or as a waiver of any right to damages. No waiver by any party of any breach of this Agreement shall be held to constitute a waiver of any other breach or a waiver of the continuation of the same breach.

(d)    No Trust or Fund Created. This Agreement shall not create nor be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Affiliate, on the one hand, and the Grantee or other person or entity, on the other hand. No provision of this Agreement shall require the Company, for the purpose of satisfying any obligations under this Agreement, to purchase assets or place any assets in a trust or other entity to which contributions are made or otherwise to segregate any assets, nor shall the Company maintain separate bank accounts, books, records, or other evidence of the existence of a segregated or separately maintained or administered fund for such purposes. The Grantee shall have no rights under this Agreement other than as unsecured general creditors of the Company.

(e)    Notices. Every notice and other communication relating to this Agreement shall be in writing, and shall be mailed to or delivered to the party for whom it is intended at such address as may from time to time be designated by it in a notice mailed or delivered to the other party as herein provided; provided, that, unless and until some other address be so designated, all notices or communications by the Grantee to the Company shall be mailed or delivered to the Company at its principal executive office, and all notices or communications by the Company to the Grantee may be given to the Grantee personally or may be mailed to the Grantee's address as recorded in the records of the Company or any Subsidiary.

(f) Severability. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, and each other provision of this Agreement shall be severable and enforceable to the extent permitted by law.

(g)    No Rights to Continued Service. Nothing contained in this Agreement shall be construed as giving the Grantee any right to be retained, in any position, as an employee,

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consultant, or director of the Company or its Affiliates or shall interfere with or restrict in any way the right of the Company or its Affiliates, which are hereby expressly reserved, to remove, terminate, or discharge the Grantee at any time for any reason whatsoever.

(h)    Termination of Employment or Service. The Committee, in its sole discretion, shall determine the effect of all matters and questions related to the termination of employment or service of the Grantee. Except as otherwise provided in any employment or service agreement between the Grantee and the Company or an Affiliate, unless determined otherwise by the Committee: (i) neither a temporary absence from employment or service due to illness, vacation, or leave of absence (including, without limitation, a call to active duty for military service through a Reserve or National guard unit) nor a transfer from employment or service with the Company to employment or service with an Affiliate (or vice versa) shall be considered a termination of employment or service with the Company or an Affiliate, and (ii) if the Grantee's employment with the Company or its Affiliates terminates, but the Grantee continues to provide services with the Company or its Affiliates in a non-employee capacity (including as a non employee director) (or vice versa), such change in status shall not be considered a termination of employment or service with the Company or an Affiliate for purposes of this Agreement.

(i)    Fractional Common Shares. No fractional Common Shares shall be issued upon the settlement of any Restricted Stock Unit granted hereunder, and accordingly, if the Grantee would become entitled to a fractional Common Share upon the settlement of a Restricted Stock Unit, or from an adjustment permitted by the terms of this Agreement, the Grantee shall only have the right to receive the next lowest whole number of Common Shares, and no payment or other adjustment will be made with respect to the fractional interest so disregarded.

(j)     Beneficiary. The Grantee may file with the Committee a written designation of a beneficiary on such form as may be prescribed by the Committee and may, from time to time, amend or revoke such designation. If no designated beneficiary survives the Grantee, the Grantee's estate shall be deemed to be the Grantee's beneficiary.

(k)    Beneficiary Designation. The Grantee's beneficiary shall be the Grantee's spouse (or domestic partner if such status is recognized by the Company and in such jurisdiction), or if the Grantee is otherwise unmarried at the time of death, the Grantee's estate, except to the extent that a different beneficiary is designated in accordance with procedures that may be established by the Committee from time to time for such purpose. Notwithstanding the foregoing, in the absence of a beneficiary validly designated under such Committee-established procedures and/or applicable law who is living (or in existence) at the time of death of the Grantee residing or working outside the United States, any required distribution under this Agreement shall be made to the executor or administrator of the estate of the Grantee, or to such other individual as may be prescribed by applicable law.

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(1)    Payments to Persons Other Than the Grantee. If the Committee shall find that any person to whom any amount is payable under this Agreement is unable to care for the Grantee's affairs because of illness or accident, or is a minor, or has died, then any payment due to such person or the Grantee's estate (unless a prior claim therefor has been made by a duly appointed legal representative or a beneficiary designation form has been filed with the Company) may, if the Committee so directs the Company, be paid to the Grantee's spouse, child, or relative, or an institution maintaining or having custody of such person, or any other person deemed by the Committee to be a proper recipient on behalf of such person otherwise entitled to payment. Any such payment shall be a complete discharge of the liability of the Committee and the Company therefor.

(m)    Nonexclusivity of the Agreement. Neither the adoption of this Agreement by the Board nor the submission of this Agreement to the shareholders of the Company for approval shall be construed as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem desirable, including, without limitation, the granting of stock options or other rights or awards otherwise than under this Agreement, and such arrangements may be either applicable generally or only in specific cases.

(n)    Reliance on Reports. Each member of the Committee and each member of the Board (and each such member's respective designees) shall be fully justified in acting or failing to act, as the case may be, and shall not be liable for having so acted or failed to act in good faith, in reliance upon any report made by the independent registered public accounting firm of the Company and its Affiliates and/or any other information furnished in connection with this Agreement by any agent of the Company or the Committee or the Board, other than such member or designee.

(o)    No Representations or Covenants With Respect to Tax Qualification. Although the Company may endeavor to (i) qualify an Award for favorable U.S. or non-U.S. tax treatment or (ii) avoid adverse tax treatment, the Company makes no representation to that effect and expressly disavows any covenant to maintain favorable or avoid unfavorable tax treatment. The Company shall be unconstrained in its corporate activities without regard to the potential negative tax impact on the Grantee under this Agreement.

(p)    Relationship to Other Benefits. No payment under this Agreement shall be taken into account in determining any benefits under any pension, retirement, profit sharing, group insurance, or other benefit plan of the Company except as otherwise specifically provided in such other plan.

(q)     Purchase for Investment. Whether or not the shares covered by this Agreement have been registered under the U.S. Securities Act, each person acquiring shares under this Agreement may be required by the Company to give a representation in writing that such person is acquiring such shares for investment and not with a view to, or for sale in connection with, the distribution of any part thereof. The Company will endorse any necessary legend referring to the foregoing restriction upon the certificate or certificates

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representing any shares issued or transferred to the Grantee upon the settlement of any Restricted Stock Units granted hereunder.

(r)    409A of the Code.

(i)    It is intended that this Agreement comply with Section 409A of the Code, and all provisions of this Agreement shall be construed and interpreted in a manner consistent with the requirements for avoiding taxes or penalties under Section 409A of the Code. The Grantee is solely responsible and liable for the satisfaction of all taxes and penalties that may be imposed on or in respect of the Grantee in connection with this Agreement or any other plan maintained by the Company, including any taxes and penalties under Section 409A of the Code, and neither the Company nor any Affiliate shall have any obligation to indemnify or otherwise hold the Grantee or any beneficiary harmless from any or all of such taxes or penalties. In the event that this Award is considered "deferred compensation" subject to Section 409A of the Code, references in this Agreement to "termination of employment" (and substantially similar phrases) shall mean "separation from service" within the meaning of Section 409A of the Code. For purposes of Section 409A of the Code, each of the payments that may be made in respect of this Award granted hereunder is designated as a separate payment.

(ii)    Notwithstanding anything in this Agreement to the contrary, if the Grantee is a "specified employee" within the meaning of Section 409A(a)(2)(B)(i) of the Code, no payments or deliveries in respect of this Award that are "deferred compensation" subject to Section 409A of the Code shall be made to the Grantee on account of the Grantee's "separation from service" within the meaning of Section 409A of the Code prior to the date that is six months after the date of such "separation from service" or, if earlier, the Grantee's date of death. All such delayed payments or deliveries will be paid or delivered (without interest) in a single lump sum on the earliest date permitted under Section 409A of the Code that is also a business day.

(iii)    In the event that the timing of payments in respect of this Award that would otherwise be considered "deferred compensation" subject to Section 409A of the Code would be accelerated upon the occurrence of (A) a Change in Control, no such acceleration shall be permitted unless the event giving rise to the Change in Control satisfies the definition of a change in the ownership or effective control of a corporation, or a change in the ownership of a substantial portion of the assets of a corporation pursuant to Section 409A of the Code or (B) a Disability, no such acceleration shall be permitted unless the Disability also satisfies the definition of "Disability" pursuant to Section 409A of the Code.

(s)    Successors. The terms of this Agreement shall be binding upon and inure to the benefit of the Company and its successors and assigns, and of the Grantee and the

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beneficiaries, executors, administrators, heirs, and successors and permitted transferees of the Grantee.

(t)    Entire Agreement. This Agreement contains the entire agreement and understanding of the parties hereto with respect to the subject matter contained herein and supersede all prior communications, representations, and negotiations in respect thereto.

(u)    Governing Law. This Agreement shall be construed and interpreted in accordance with the laws of the State of New York without regard to principles of conflicts of law thereof, or principles of conflicts of laws of any other jurisdiction which could cause the application of the laws of any jurisdiction other than the State of New York.

(v)	Venue; Waiver of Jury Trial.

(i)    The Grantee and the Company (on behalf of itself and its Affiliates) each consent to jurisdiction in the United States District Court for the Southern District of New York, or if that court is unable to exercise jurisdiction for any reason, the Supreme Court of the State of New York, New York County, in the event of any dispute arising hereunder, and each waives any other requirement (whether imposed by statute, rule of court, or otherwise) with respect to personal jurisdiction or service of process and waives any objection to jurisdiction based on improper venue or improper jurisdiction.

(ii)    EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING, OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT.

(w)    No Interference. The existence of this Agreement shall not affect or restrict in any way the right or power of the Company, the Board, the Committee, or the shareholders of the Company to make or authorize any adjustment, recapitalization, reorganization, or other change in the Company's capital structure or its business, any merger or consolidation of the Company, any issue of stock or of options, warrants, or rights to purchase stock or of bonds, debentures, or preferred or prior preference stocks whose rights are superior to or affect the Common Shares or the rights thereof or that are convertible into or exchangeable for Common Shares, or the dissolution or liquidation of the Company or any Affiliate, or any sale or transfer of all or any part of their assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

(x)    Expenses: Headings. The expenses of administering this Agreement shall be borne by the Company and its Affiliates. The headings of the Sections hereof are provided for convenience only and are not to serve as a basis for interpretation or construction, and shall not constitute a part, of this Agreement.

(y)    Counterparts. This Agreement may be executed in one or more counterparts (including via facsimile and electronic image scan (pelf)), each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument and shall

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become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

[Signature Page to Follow]

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IN WITNESS WHEREOF, this Agreement has been executed and delivered by the parties hereto as of the date first written above.

PERFORMANCE SPORTS GROUP LTD.

By: _______________________________

Mark J. Vendetti

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